                                                                     EXHIBIT 4.2

================================================================================




                  Resorts International Hotel and Casino, Inc.
                                    as Issuer

                                       and

                                 The Guarantors
                                  Named Herein

                          11 1/2% First Mortgage Notes
                                    due 2009

                                  -------------

                                    INDENTURE
                           Dated as of March 22, 2002

                                  -------------

                              Bankers Trust Company

                                   as Trustee

================================================================================

                             CROSS-REFERENCE TABLE*

Trust Indenture                                                 Indenture
Act Section                                                     Section
310(a)(1)...................................................    7.10
   (a)(2)...................................................    7.10
   (a)(3)...................................................    N.A.
   (a)(4)...................................................    N.A.
   (a)(5)...................................................    7.10
   (b)......................................................    7.10
   (c)......................................................    N.A.
311(a)......................................................    7.11
   (b)......................................................    7.11
   (c)......................................................    N.A.
312(a).......... ............................................   2.05
   (b)......................................................    13.03
   (c)......................................................    13.03
313(a)......................................................    7.06
   (b)(1)...................................................    10.03
   (b)(2)...................................................    7.07
   (c)......................................................    7.06;13.02
   (d)......................................................    7.06
314(a)......................................................    4.03
   (b)......................................................    10.02
   (c)(1)...................................................    13.04
   (c)(2)...................................................    13.04
   (c)(3)...................................................    N.A.
   (d)......................................................    10.03, 10.09
   (e)......................................................    13.05
   (f)......................................................    N.A.
315(a)......................................................    7.01
   (b)......................................................    7.05,13.02
   (c)......................................................    7.01
   (d)......................................................    7.01
   (e)......................................................    6.11
316(a) (last sentence)......................................    2.09
   (a)(1)(A)................................................    6.05
   (a)(1)(B)................................................    6.04
   (a)(2)...................................................    N.A.
   (b)......................................................    6.07
   (c)......................................................    2.12
317(a)(1)...................................................    6.08
   (a)(2)...................................................    6.09
   (b)......................................................    2.04
318(a)......................................................    13.01
   (b)......................................................    N.A.
   (c)......................................................    13.01


N.A. means not applicable.

* This Cross Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                    ARTICLE 1

                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

                                                                                                            Page
                                                                                                            ----
SECTION 1.01.         Definitions.............................................................................1
SECTION 1.02.         Other Definitions......................................................................26
SECTION 1.03.         Incorporation by Reference of Trust Indenture Act......................................27
SECTION 1.04.         Rules of Construction..................................................................28

                                    ARTICLE 2

                                    THE NOTES

SECTION 2.01.         Form and Dating........................................................................28
SECTION 2.02.         Execution and Authentication...........................................................29
SECTION 2.03.         Registrar and Paying Agent.............................................................29
SECTION 2.04.         Paying Agent to Hold Money in Trust....................................................30
SECTION 2.05.         Holder Lists...........................................................................30
SECTION 2.06.         Transfer and Exchange..................................................................30
SECTION 2.07.         Replacement Notes......................................................................31
SECTION 2.08.         Outstanding Notes......................................................................31
SECTION 2.09.         Treasury Notes.........................................................................32
SECTION 2.10.         Temporary Notes........................................................................32
SECTION 2.11.         Cancellation...........................................................................32
SECTION 2.12.         Defaulted Interest.....................................................................32
SECTION 2.13.         Deposit of Monies......................................................................33
SECTION 2.14.         CUSIP Number...........................................................................33
SECTION 2.15.         Book-Entry Provisions for Global Notes.................................................33
SECTION 2.16.         Registration of Transfers and Exchanges................................................34
SECTION 2.17.         Restrictive Legends....................................................................38

                                    ARTICLE 3

                                   REDEMPTION

SECTION 3.01.         Notices to Trustee.....................................................................39
SECTION 3.02.         Selection of Notes to Be Redeemed......................................................39
SECTION 3.03.         Notice of Redemption...................................................................40
SECTION 3.04.         Effect of Notice of Redemption.........................................................41
SECTION 3.05.         Deposit of Redemption Price............................................................41
SECTION 3.06.         Notes Redeemed in Part.................................................................41
SECTION 3.07.         Optional Redemption....................................................................42

                                                                                                             Page
                                                                                                             ----
SECTION 3.08.         No Mandatory Redemption................................................................42
SECTION 3.09.         Mandatory Disposition in Accordance with Gaming Laws...................................42

                                    ARTICLE 4

                                    COVENANTS

SECTION 4.01.         Payment of Notes.......................................................................43
SECTION 4.02.         Maintenance of Office or Agency........................................................43
SECTION 4.03.         Reports................................................................................44
SECTION 4.04.         Compliance Certificate.................................................................45
SECTION 4.05.         Taxes..................................................................................45
SECTION 4.06.         Stay, Extension and Usury Laws.........................................................45
SECTION 4.07.         Restricted Payments....................................................................46
SECTION 4.08.         Incurrence of Indebtedness and Issuance of Preferred Equity Interests..................49
SECTION 4.09.         Liens..................................................................................50
SECTION 4.10.         Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries..............50
SECTION 4.11.         Asset Sales............................................................................51
SECTION 4.12.         Business Activities....................................................................54
SECTION 4.13.         Corporate Existence....................................................................55
SECTION 4.14.         Offer to Repurchase upon Change of Control.............................................55
SECTION 4.15.         [Reserved].............................................................................57
SECTION 4.16.         Events of Loss.........................................................................57
SECTION 4.17.         [Reserved].............................................................................60
SECTION 4.18.         Additional Guarantees..................................................................60
SECTION 4.19.         Maintenance of Properties; Insurance, Books and Records................................60
SECTION 4.20.         Further Assurances.....................................................................62
SECTION 4.21.         Sale and Leaseback Transactions........................................................62
SECTION 4.22.         Deposit of Proceeds of Notes on Issue Date into the Accounts...........................63
SECTION 4.23.         Transactions with Affiliates...........................................................63
SECTION 4.24.         Designation of Restricted and Unrestricted Subsidiaries................................65
SECTION 4.25.         Expansion Project......................................................................65

                                    ARTICLE 5

                                   SUCCESSORS

SECTION 5.01.         Merger, Consolidation or Sale of Assets................................................66
SECTION 5.02.         Successor Corporation Substituted for the Company......................................67

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

                                                                                                             Page
                                                                                                             ----
SECTION 6.01.         Events of Default......................................................................68
SECTION 6.02.         Acceleration...........................................................................70
SECTION 6.03.         Other Remedies.........................................................................71
SECTION 6.04.         Waiver of Past Defaults................................................................71
SECTION 6.05.         Control by Majority....................................................................71
SECTION 6.06.         Limitation on Suits....................................................................71
SECTION 6.07.         Rights of Holders to Receive Payment...................................................72
SECTION 6.08.         Collection Suit by Trustee.............................................................72
SECTION 6.09.         Trustee May File Proofs of Claim.......................................................72
SECTION 6.10.         Priorities.............................................................................73
SECTION 6.11.         Undertaking for Costs..................................................................73

                                    ARTICLE 7

                                     TRUSTEE

SECTION 7.01.         Duties of Trustee......................................................................74
SECTION 7.02.         Rights of Trustee......................................................................75
SECTION 7.03.         Individual Rights of Trustee...........................................................76
SECTION 7.04.         Trustee's Disclaimer...................................................................76
SECTION 7.05.         Notice of Defaults.....................................................................76
SECTION 7.06.         Reports by Trustee to Holders..........................................................77
SECTION 7.07.         Compensation and Indemnity.............................................................77
SECTION 7.08.         Replacement of Trustee.................................................................78
SECTION 7.09.         Successor Trustee by Merger, etc.......................................................79
SECTION 7.10.         Eligibility; Disqualification..........................................................79
SECTION 7.11.         Preferential Collection of Claims Against Company......................................79
SECTION 7.12.         Force Majeure..........................................................................79

                                    ARTICLE 8

        DISCHARGE OF INDENTURE; LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.         Satisfaction and Discharge.............................................................79
SECTION 8.02          Option to Effect Legal Defeasance or Covenant Defeasance...............................80
SECTION 8.03.         Legal Defeasance and Discharge.........................................................80
SECTION 8.04.         Covenant Defeasance....................................................................81
SECTION 8.05.         Conditions to Legal or Covenant Defeasance.............................................81
SECTION 8.06.         Deposited Money and Government Securities to Be Held in Trust;
                      Other Miscellaneous Provisions.........................................................82

SECTION 8.07.         Repayment to Company...................................................................83
SECTION 8.08.         Reinstatement..........................................................................83

                                    ARTICLE 9

                        AMENDMENT, SUPPLEMENT AND WAIVER

                                                                                                             Page
                                                                                                             ----
SECTION 9.01.         Without Consent of Holders.............................................................84
SECTION 9.02.         With Consent of Holders................................................................84
SECTION 9.03.         Compliance with Trust Indenture Act....................................................86
SECTION 9.04.         Revocation and Effect of Consents......................................................86
SECTION 9.05.         Notation on or Exchange of Notes.......................................................86
SECTION 9.06.         Trustee to Sign Amendments, etc........................................................86

                                   ARTICLE 10

                                   COLLATERAL

SECTION 10.01.        Collateral Documents; Additional Collateral; Substitute Collateral.....................86
SECTION 10.02.        Recording, Registration and Opinions...................................................89
SECTION 10.03.        Release of Collateral..................................................................89
SECTION 10.04.        Possession and Use of Collateral.......................................................90
SECTION 10.05.        Specified Releases of Collateral.......................................................90
SECTION 10.06.        Unconditional Release of Collateral From Lien of Indenture and Collateral Documents....93
SECTION 10.07.        Form and Sufficiency of Release........................................................94
SECTION 10.08.        Purchaser Protected....................................................................95
SECTION 10.09.        Authorization of Actions to Be Taken by the Trustee Under the Collateral Documents.....95
SECTION 10.10.          Authorization of Receipt of Funds by the Trustee Under the Collateral Documents......95
SECTION 10.11.        Powers Exercisable by Receiver or Trustee..............................................95

                                   ARTICLE 11

                           APPLICATION OF TRUST MONIES

SECTION 11.01.        Collateral Account and Construction Disbursement Account...............................96
SECTION 11.02.        Withdrawal of Net Loss Proceeds........................................................96
SECTION 11.03.        Withdrawal of Net Proceeds to Fund an Asset Sale Offer and
                      Net Loss Proceeds to Fund a Event of Loss Offer........................................99
SECTION 11.04.        Withdrawal of Trust Monies for Investment in Replacement Assets.......................100
SECTION 11.05.        Investment of Trust Monies............................................................101
SECTION 11.06.        Use of Trust Monies; Retirement of Notes..............................................102
SECTION 11.07.        Disposition of Notes Retired..........................................................103

                                   ARTICLE 12

                                   GUARANTEES

                                                                                                            Page
                                                                                                            ----
SECTION 12.01.        Guarantees............................................................................103
SECTION 12.02.        Execution and Delivery of Guarantees..................................................104
SECTION 12.03.        Guarantors May Consolidate, etc., on Certain Terms....................................105
SECTION 12.04.        Limitation of Guarantor's Liability...................................................106
SECTION 12.05.        Application of Certain Terms and Provisions to the Guarantors.........................107

                                   ARTICLE 13

                                  MISCELLANEOUS

SECTION 13.01.        Trust Indenture Act Controls..........................................................107
SECTION 13.02.        Notices...............................................................................107
SECTION 13.03.        Communication by Holders with Other Holders...........................................108
SECTION 13.04.        Certificate and Opinion as to Conditions Precedent....................................109
SECTION 13.05.        Statements Required in Certificate or Opinion.........................................109
SECTION 13.06.        Rules by Trustee and Agents...........................................................109
SECTION 13.07.        No Personal Liability of Directors, Officers, Employees,
                      Member, Partner, Incorporator and Stockholders........................................109
SECTION 13.08.        Governing Law.........................................................................110
SECTION 13.09.        No Adverse Interpretation of Other Agreements.........................................110
SECTION 13.10.        Successors............................................................................110
SECTION 13.11.        Severability..........................................................................110
SECTION 13.12.        Counterpart Originals.................................................................110
SECTION 13.13.        Table of Contents, Headings, etc......................................................110
SECTION 13.14.        Gaming Authorities......... ..........................................................115

EXHIBITS

EXHIBIT A         FORM OF NOTE AND SUBSIDIARY GUARANTEE
EXHIBIT B         FORM OF CERTIFICATE OF TRANSFER
EXHIBIT C         FORM OF TRANSFEREE LETTER OF REPRESENTATION
EXHIBIT D         FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH REGULATION S TRANSFERS

         INDENTURE, dated as of March 22, 2002, among Resorts International Hotel and Casino, Inc., a Delaware corporation (the "Company"), the Guarantors (as defined) and Bankers Trust Company, a New York banking corporation, as trustee (the "Trustee").

         Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders:

                                    ARTICLE 1

                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01.  Definitions.
               ------------

         "Accounts" means the Construction Disbursement Account, the Liquidity Disbursement Account or the Segregated Account.

         "Accrued Bankruptcy Interest" means, with respect to any Indebtedness, all interest accruing thereon after the filing of a petition by or against the Company or any of the Guarantors under any Bankruptcy Law, in accordance with and at the rate (including any rate applicable upon any default or event of default, to the extent lawful) specified in the documents evidencing or governing such Indebtedness, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such Bankruptcy Law.

         "Additional Equity Contribution" has the meaning specified in the Disbursement Agreement.

         "Adjusted Consolidated EBITDA" means, for any period, Consolidated EBITDA for such period, plus the Released Amount for such period.

         "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any person, will mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise; provided that, for purposes of Section 4.23 hereof only, beneficial ownership of 10% or more of the voting securities of a person will be deemed to be control.

         "After-Acquired Property" means any property (including Equity Interests) relating to the RIH Hotel acquired after the Issue Date.

         "Agent" means any Registrar, Paying Agent or co-registrar.

         "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease or other disposition (including, without limitation, any merger, consolidation or Sale and Leaseback Transaction) to any person other than the Company or a Subsidiary, in one transaction or a series of related transactions, of:

         (1) any Equity Interest of any Subsidiary (excluding minimum issuances of directors' qualifying shares); or

         (2) the property of the Company or any of its Subsidiaries which constitute substantially all of an operation unit or line of business of the Company or any of its Subsidiaries; or

         (3) any other property of the Company or any of its Subsidiaries outside of the ordinary course of business;

provided that notwithstanding the foregoing, the term "Asset Sale" will not include:

         (a) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the property of the Company and its Subsidiaries, as permitted pursuant to Article 5 hereof;

         (b) the sale or lease of equipment, inventory, accounts receivable or other property in the ordinary course of business and to the extent that such sales or leases are not part of the sale of the business in which such equipment was used or in which such inventory or accounts receivable arose;

         (c) sales of property that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Subsidiary;

         (d) any transaction or series of related transactions involving property with a Fair Market Value not in excess of $100,000;

         (e) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

         (f) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property;

         (g) an exchange of Warehouse Assets for other warehouse assets, provided that the Company effecting such exchange receives at least substantially equivalent value (including Equity Interests in the person owning such Warehouse Assets) in such exchange for the property disposed of;

         (h) the making of any Restricted Payments permitted by Section 4.07 hereof or the making of any Permitted Investment; or

         (i) any sale, conveyance, transfer, lease or other disposition occasioned by an Event of Loss.

         "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

         "Bankruptcy Code" means Title 11, U.S. Code or any similar federal or state law for relief of debtors.

         "Board of Directors" means the Board of Directors of the Company or managers (or the equivalent governing body), or any authorized committee of the Board of Directors or managers (or the equivalent governing body) of the Company.

         "Board Resolution" means a resolution duly adopted by the Board of Directors and certified by an Officers' Certificate and delivered to the Trustee.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Cash Equivalents" means:

          (1) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities not more than 12 months from the date of acquisition;

          (2) U.S. dollar denominated (or foreign currency fully hedged) (a) time deposits, money-market deposits on accounts, certificates of deposit, Eurodollar time deposits or Eurodollar certificates of deposit and bankers' acceptance of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500.0 million or (ii) any domestic commercial bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Lender"), in each case with maturities of not more than 12 months from the date of acquisition, and (b) overnight bank deposits and federal funds transactions with a bank meeting the qualifications specified in clauses (a)(i) or (a)(ii) above;

          (3) commercial paper and variable or fixed rate notes issued by any Approved Lender (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody's and maturing within 12 months of the date of acquisition;

          (4) repurchase agreements with a term of not more than 60 days with a bank or trust company or recognized securities dealer having capital and surplus in excess of $500.0 million for underlying securities of the types described in subparagraphs (1), (2), or (3) above and having, on the date of purchase thereof, a Fair Market Value of at least 100% of the amount of repurchase obligations;

          (5) investments in securities with maturities of 12 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof; and

          (6) interests in money market mutual funds at least 95% of the property of which are of the types described in subparagraphs (1) through
     (5) hereof, inclusive.

         "Certificated Notes" means one or more certificated Notes in registered form.

         "Change of Control" means such time as:

          (1) a "person" or "group" (within the meaning of Section 13(d) of the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), other than any of the Permitted Holders, has become, directly or indirectly, the "beneficial owner," of 35% or more of the voting power of the Equity Interests of the Company, provided that the Permitted Holders do not, directly or indirectly, beneficially own a greater percentage of the voting power of the Equity Interests of the Company; or

          (2) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by the Board of Directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Company, as the case may be, then in office; or

          (3) the adoption of a plan of liquidation or dissolution of the Company.

         "Clearstream" means Clearstream Banking, societe anonyme.

         "Collateral" means, collectively, all of the property that is from time to time subject to the Lien of the Collateral Documents.

         "Collateral Account" means the collateral account established pursuant to the Disbursement Agreement and this Indenture.

         "Collateral Documents" means, collectively, the Mortgages, the Security Agreement, the Disbursement Agreement and all other mortgages, deeds of trust, pledge agreements, collateral assignments, security agreements, fiduciary transfers, debentures, fiduciary assignments or other instruments evidencing or creating any security interests in favor of the Trustee in all or any portion of the Collateral, in each case, as amended, amended and restated, extended, renewed, supplemented or otherwise modified from time to time, in accordance with the terms thereof and the Indenture.

         "Consolidated EBITDA" means, with respect to the Company for any period, the sum of, without duplication:

         (1) the Consolidated Net Income for such period; plus

          (2) provision for taxes based on income or profits of the Company and its Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

          (3) consolidated interest expense of the Company and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

          (4) consolidated depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash items (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash items in any future period or amortization of a prepaid cash expense that was paid in a prior period) of the Company and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

          (5) pre-opening costs incurred in connection with the Expansion Project that are required by GAAP to be charged as an expense prior to or upon opening, to the extent that such expenses were deducted in computing such Consolidated Net Income; minus

          (6) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business.

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of the Company will be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of the Company.

         "Consolidated Net Income" means, with respect to the Company for any period, the aggregate of the Net Income of the Company and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1) the Net Income (but not loss) of any person that is not a Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the Company or a Wholly Owned Subsidiary that is a Guarantor;

          (2) the Net Income of any Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders;

          (3) the Net Income of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

          (4) the cumulative effect of a change in accounting principles shall be excluded;

          (5) any net gain or loss realized in connection with (a) any Asset Sale or (b) the disposition of any securities by the Company or any of its Subsidiaries or the extinguishment of any Indebtedness of the Company or any of its Subsidiaries shall be excluded; and

          (6) any extraordinary gain or loss shall be excluded.

         "Construction Disbursement Account" means the construction disbursement account to be maintained by the Disbursement Agent and pledged to the Trustee pursuant to the terms of the Disbursement Agreement.

         "Construction Disbursement Budget" means itemized schedules setting forth on a line item basis all of the costs (including financing costs) estimated to be incurred in connection with the financing, design, development, construction and equipping of the Expansion Project, as such schedules are delivered to the Disbursement Agent on the Issue Date as amended from time to time in accordance with the terms of the Disbursement Agreement.

         "Contested Collateral Lien Conditions" shall mean the following conditions:

          (1) any proceeding instituted contesting such Lien shall conclusively operate to stay the sale or forfeiture of any portion of the Collateral on account of such Lien;

          (2) at the option and upon request of the Trustee, the Company or any Guarantor, as applicable, shall maintain cash reserves in an amount sufficient to pay and discharge such Lien and the Trustee's reasonable estimate of all interest and penalties related thereto; and

          (3) such Lien shall in all respects be subject and subordinate in priority to the Lien and security interest created and evidenced by the Collateral Documents, except if and to the extent that the law or regulation creating, permitting or authorizing such Lien provides that such Lien is or must be superior to the Lien and security interest created and evidenced by the Collateral Documents.

         "Corporate Trust Office" shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

         "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

         "Depository" means, with respect to the Notes issuable or issued in whole or in part in global form, the person specified in this Indenture as the Depository with respect to the Notes, until a successor shall have been appointed and become such Depository pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" will mean or include such successor.

         "directly or indirectly" when used in connection with a restriction applicable to the Company or any Subsidiary shall not refer to any action taken by an Unrestricted Subsidiary.

         "Disbursement Agreement" means the Disbursement Agreement, dated as of the Issue Date, by and among the Company and the Trustee as Trustee and Disbursement Agent.

         "Disqualified Equity Interest" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable, at the option of the holder thereof, in whole or in part, or exchangeable into Indebtedness on or prior to 91 days after the maturity date of the notes; provided, however, that any Equity Interest that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof the right to require the issuer to purchase or redeem such Equity Interests upon the occurrence of an "asset sale" or "change of control" occurring prior to 91 days after the maturity date of the notes shall not constitute Disqualified Equity Interests if (1) the "asset sale" or "change of control" provisions applicable to such Equity Interest are not more favorable in any material respect (as to the conditions giving rise to such obligation to purchase or redeem) to the holders of such Equity Interests than the terms applicable to the notes under Sections 4.11 and 4.14 hereof and (2) any such requirement only becomes operative after compliance with such terms applicable to the notes, including the purchase of any notes tendered in respect of any Change of Control Offer or Asset Sale Offer, as the case may be.

         "Energy Arrangement" has the meaning given to it in the Security Agreement.

         "Equity Contribution" means the $25.0 million of proceeds to be received from the sale of Equity Interests of Holdings on or prior to the Issue Date and in connection with the issuance of the Series A Notes.

         "Equity Interest" in any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including membership interests and partnership interests, whether general or limited, in such person, including any Preferred Equity Interests and any right or interest which is classified as equity in accordance with GAAP.

         "Equity Offering" means an underwritten public offering pursuant to a registration statement filed with the SEC in accordance with the Securities Act of (1) Equity Interests (other than Disqualified Equity Interests) of the Company or (2) Equity Interests (other than Disqualified Equity Interests) of the Company's parent or indirect parent corporation to the extent that the cash proceeds therefrom are contributed to the equity capital of the Company or are used to purchase Equity Interests (other than Disqualified Equity Interests) of the Company.

         "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

          "Event of Loss" means, with respect to any property, any:

          (1) loss, destruction or damage of such property;

          (2) condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property, or confiscation of such property or the requisition of the use of such property; or

          (3) settlement in lieu of clause (2) above.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Offer" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Series B Notes for Series A Notes issued in the Offering.

         "Existing Indebtedness" means the Indebtedness of the Company and its Subsidiaries in existence on the Issue Date, until such amounts are repaid.

         "Expansion Project" means the construction and expansion of the RIH Hotel in accordance with the Plans.

         "Fair Market Value" means, with respect to any property, the price (after taking into account any liabilities relating to such property) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided, however, that the Fair Market Value of any such property shall be determined in each case by the Board of Directors of the Company, or the Guarantor which is the owner of such property, in good faith, which determination shall be conclusive absent manifest error, and as evidenced by a resolution by the Board of Directors set forth in an Officers' Certificate delivered to the Trustee.

         "FF&E" means machinery, furniture, fixtures or equipment used in the ordinary course of business of the Company and its Subsidiaries.

         "FF&E Financing" means the incurrence of Indebtedness, the proceeds of which are utilized solely to finance the acquisition of (or entry into a capital lease by the Company or one of its Subsidiaries with respect to) FF&E in connection with the Expansion Project.

         "Fixed Charges" means, with respect to the Company for any period, the sum, without duplication, of:

          (1) the consolidated interest expense incurred by such person and its Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to the Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and the net effect of all payments (if any) pursuant to Hedging Obligations;

          (2) the consolidated interest incurred by such person and its Subsidiaries that was capitalized during such period;

          (3) any interest expense on Indebtedness of another person that is guaranteed by such person or one of it Subsidiaries or secured by a Lien on property of such person or one of its Subsidiaries (whether or not such guarantee or Lien is called upon);

          (4) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a person that is a subsidiary) on any series of Preferred Equity Interests of such person payable to a party other than the Company or a Wholly Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such person, expressed as a decimal, on a consolidated basis and in accordance with GAAP; and

          (5) the product of (a) all dividend payments or accruals on any series of Disqualified Equity Interests of such person payable to a party, times
     (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such person, expressed as a decimal, on a consolidated basis and in accordance with GAAP.

         "Fixed Charge Coverage Ratio" means with respect to the Company for any period, the ratio of the Consolidated EBITDA of such person and its Subsidiaries for such period to the Fixed Charges of such person and its Subsidiaries for such period. In the event that the Company or any of its Subsidiaries incurs, assumes, guarantees, defeases or redeems any Indebtedness or issues, repurchases or redeems Preferred Equity Interests subsequent to the commencement of the four-quarter reference period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made the (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, defeasance or redemption of Indebtedness, or such issuance or redemption of Preferred Equity Interests (including a pro forma application of the proceeds of such Indebtedness or Preferred Equity Interests), as if the same had occurred at the beginning of the applicable four-quarter reference period.

         In addition, for purposes of calculating the Fixed Charge Coverage
Ratio:

          (1) acquisitions that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be deemed to have occurred on the first day of the four-quarter reference period;

          (2) the Consolidated EBITDA attributable to operations or businesses disposed of prior to the Calculation Date will be excluded;

          (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed

     Charges will not be obligations of the referent person or any of its Subsidiaries following the Calculation Date;

          (4) all pro forma adjustments shall be made in accordance with and to the extent they would be permitted by Regulation S-X of the SEC under the Securities Act; and

          (5) if any Indebtedness incurred bears a floating rate of interest and is being given pro forma effect, the interest rate on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the rate for the entire period (taking into account any agreement under which Hedging Obligations relating to interest are outstanding applicable to such Indebtedness if such agreement under which such Hedging Obligations are outstanding has a remaining term at the date of determination in excess of 12 months).

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

         "Gaming Authority" means the New Jersey Casino Control Commission, New Jersey Division of Gaming Enforcement or any other governmental agency which regulates gaming in a jurisdiction in which the Company or any of its Subsidiaries conducts gaming activities.

         "Gaming Law" means any law relating to gaming or gaming activities established by any Gaming Authority.

         "Gaming Licenses" means every material license, material franchise, or other material authorization required to own, lease, operate or otherwise conduct or manage gaming in any state or jurisdiction where the Company, RIH or its Subsidiaries conduct business, and any applicable liquor licenses.

         "Gaming Subsidiary" means any Subsidiary that holds a License or is otherwise involved in a material respect in the gaming business.

         "GMP" shall have the meaning specified in Section 3.3 of the Disbursement Agreement.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

         "guarantee" means a guarantee (other than by endorsement of negotiable instruments for deposit or collection in the ordinary course of business and indemnity obligations arising in favor of officers, directors or employees of the guarantor under corporation statutes, charter and bylaw provisions or by contract or under contracts entered into with suppliers and customers in the ordinary course of business of the guarantor), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "Guarantees" means the guarantees by the Guarantors of the Guarantee Obligations.

         "Guarantors" means, collectively, RIH, New Pier Operating Company, Inc., a New Jersey corporation, and their respective successors and any other Subsidiary that executes a Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

         "Hedging Obligations" means, with respect to any specified person, the obligations of such person under:

          (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

          (2) other agreements or arrangements, in each case, designed to protect such person against fluctuations in interest rates, currency rates and the prices of commodities actually at that time used in the ordinary course of business of such person.

         "Holder" means a person in whose name a Note is registered on the Registrar's books.

         "Holdings" means Colony RIH Holdings, Inc., a Delaware corporation.

         "Indebtedness" means, with respect to any person, any indebtedness of such person, whether or not contingent:

          (1) in respect of borrowed money;

          (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (3) in respect of bankers' acceptances;

          (4) representing Capital Lease Obligations;

          (5) representing the balance deferred and unpaid of the purchase price of any property;

          (6) representing any Hedging Obligations.

          In addition, the term "Indebtedness" includes:

          (1) all Indebtedness of others secured by a Lien on any property of the specified person (whether or not such Indebtedness is assumed by the specified person) (with the amount of such Indebtedness being deemed to be the lesser of the Fair Market Value of such property and the amount of the Indebtedness secured by such Lien;

          (2) to the extent not otherwise included, the guarantee by the specified person of any Indebtedness of any other person; and

          (3) the liquidation preference and any mandatory redemption payment obligations in respect of any Disqualified Equity Interests of the Company or any Preferred Equity Interests of any Subsidiary.

For purposes of computing the outstanding amount of Indebtedness (a) the amount of any Indebtedness in respect of any letter of credit shall be equal to the undrawn amount of such letter of credit, (b) the amount of any Indebtedness defeased in accordance with the terms thereof shall be zero regardless of the amount of such Indebtedness that would appear on a balance sheet prepared in accordance with GAAP and (c) the amount of any other Indebtedness shall be the outstanding principal amount (or in the case of any discount Indebtedness the accreted value) of such Indebtedness.

         "Indenture" means this Indenture, as amended, supplemented or otherwise modified in accordance with the terms hereof from time to time.

         "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is not also a QIB.

         "Intellectual Property" means "Intellectual Property Collateral" as defined in the Security Agreement.

         "Interest Payment Date" means each March 15 and September 15, commencing September 15, 2002.

         "Investments" means, with respect to any person, all investments by such person in other persons (including Affiliates) in the form of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any of its Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07. The amount of the Investment in the Subject Person shall be deemed to be an Investment in the Subject Person (but without duplication of the Investment in the Acquired Person) equal to that portion of the cost of the Investment in the Acquired Person allocated between the Acquired Person and the Subject Person by reference to their respective relative Fair Market Values. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, and minus the amount of any portion of such Investment repaid to such person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

         "Issue Date" means March 22, 2002.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         "Lien" means, with respect to any property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property, whether or not filed, recorded or otherwise perfected under applicable law (including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction.)

         "Liquidated Damages" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

         "Maturity Date" means March 15, 2009.

         "Moody's" means Moody's Investors Service, Inc. and its successors.

         "Mortgage" means each mortgage and/or leasehold mortgage, as applicable, substantially in the form and substance reasonably satisfactory to the Collateral Agent as the same may be amended, amended and restated, extended, renewed, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

         "Mortgaged Property" means each Real Property encumbered by a Mortgage.

         "Net Income" means, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP and before any reduction in respect of dividends on Preferred Equity Interests.

         "Net Loss Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Event of Loss, including, without limitation, insurance proceeds from condemnation awards or damages awarded by any judgment, net of the direct costs in recovery of such Net Loss Proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and any relocation expenses incurred as a result thereof), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the property that was the subject of such Event of Loss, any taxes attributable to such Event of Loss paid or payable as a result thereof and amounts required by a governmental authority to be incurred in connection with the receipt of condemnation awards or damages awarded by any judgment.

         "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and expenses, and sales and brokerage commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable by the Company or any of its Subsidiaries as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) amounts required to be applied to the repayment of Indebtedness (other than the Notes or the Guarantees) secured by a Lien on the property that was the subject of such Asset Sale, and any reserve for indemnifications or any reserve for adjustment in respect of the sale price of such property established in accordance with GAAP.

         "Note Custodian" means the Trustee, as custodian with respect to the Global Notes, or any successor entity thereto.

         "Notes" means the Series A Notes and the Series B Notes.

         "Offering" means the offering of the Notes by the Company.

         "Officer" means, with respect to any person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such person.

         "Officers' Certificate" means, with respect to any person, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such person and otherwise complying with the applicable requirements of this Indenture and delivered to the Trustee.

         "Opinion of Counsel" means an opinion in writing from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Section
13.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

         "Option Property" means those parcels of land identified as "Premises" in that certain Option Agreement, dated April 25, 2001, by and between Colony RIH Acquisitions, Inc. and Sun International North America, Inc.

         "Participant" means, with respect to the Depository, Euroclear or Clearstream, a person who has an account with the Depository, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

         "Permitted Acquired Investments" means any Investment by any Acquired Person in another person (the "Subject Person") made prior to the time:

          (1) the Acquired Person became a Subsidiary;

          (2) the Acquired Person merged into or consolidated with a Subsidiary; or

          (3) another Subsidiary merged into or was consolidated with the Acquired Person (in a transaction in which the Acquired Person became a Subsidiary);

provided, that such Investment in the Subject Person was not made in anticipation of any such transaction and was outstanding prior to such transaction; provided, further, that the book value of such Investments (excluding all Permitted Investments (other than those referred to in clause (4) of the definition thereof)) do not exceed 5% of the consolidated assets (as determined in accordance with GAAP) of the Acquired Person immediately prior to the Acquired Person becoming a Subsidiary.

         "Permitted Business" means the gaming business and other businesses necessary for, incident to, connected with, arising out of, or developed or operated to permit or facilitate the conduct or pursuit of the gaming business (including developing and operating lodging facilities, restaurants, sports or entertainment facilities, transportation services or other related activities or enterprises and any additions or improvements thereto) and potential opportunities in the gaming business.

         "Permitted Holders" means Colony Investors IV, L.P. and any Affiliates thereof and Thomas J. Barrack, Jr., Nicholas L. Ribis, Colony RIH Voteco, LLC, Colony GP IV, Inc., Colony Capital IV, L.P. and any investment fund, partnership or other person sponsored by or formed at the direction of Colony Capital LLC, a Delaware limited liability company, or any successor organization (unless such investment fund, partnership or other person is not managed by a person that is an Affiliate or Related Person of any of the foregoing). As used herein, the term "Related Person" means (a) any controlling stockholder, 80% (or more) directly or indirectly owned subsidiary, or immediate family member (in the case of an individual), of any Permitted Holder, or (b) any trust, corporation, partnership or other entity if (x) the beneficiaries, stockholders, partners, members, owners or other persons beneficially owning (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) in the aggregate 80% or more of the voting stock of such trust, corporation, partnership or entity consist of any one or more Permitted Holders or such other Permitted Holders referred to in clause (a), or (y) a general partner or managing member or person otherwise controlling or having the power to direct or cause the direction of the management and policies of such trust, corporation, partnership or entity is any one or more of the Permitted Holders or such other persons referred to in clause
(a).

          "Permitted Indebtedness" means, without duplication, each of the following:

          (1) the incurrence by the Company or any Guarantor of Indebtedness under any Revolving Credit Facility in an aggregate principal amount at any time outstanding not to exceed an amount equal to $10.0 million;

          (2) Existing Indebtedness;

          (3) Indebtedness represented by the notes and the Guarantees and Indebtedness incurred to effect a Legal Defeasance or Covenant Defeasance in compliance with the provisions of the Indenture;

          (4) the incurrence by the Company or any of the Guarantors of FF&E Financing; provided, however, that (a) the principal amount of such Indebtedness does not exceed the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase) of the FF&E purchased or leased with the proceeds thereof, (b) no Indebtedness incurred under the notes is utilized for the purchase or lease of such FF&E and (c) the aggregate principal amount of such Indebtedness does not exceed $15.0 million outstanding at any time;

          (5) the incurrence by the Company or any of its Subsidiaries of Indebtedness represented by Capital Lease Obligations or Purchase Money Obligations other than in respect of the FF&E Financing, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or such Subsidiary, in an aggregate principal amount not to exceed $5.0 million at any time outstanding;

          (6) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, repurchase or retire or refund, Indebtedness that was permitted by the Indenture to be incurred;

          (7) the incurrence by the Company or any of the Guarantors of intercompany Indebtedness between the Company and any of the Guarantors or between or among any Wholly Owned Subsidiaries; provided, however, that (a) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a person other than the Company or a Wholly Owned Subsidiary and (b) any sale or other transfer of any such Indebtedness to a person that is neither the Company nor a Wholly Owned Subsidiary will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be, not permitted pursuant to this clause (7);

          (8) the incurrence by the Company or any of the Guarantors of Hedging Obligations;

          (9) Indebtedness of the Company or any of the Guarantors solely in respect of bankers' acceptances, letters of credit and performance bonds or similar arrangements, all in the ordinary course of business;

          (10) the incurrence by the Company or any Guarantor of Indebtedness represented by Capital Lease Obligations or Purchase Money Obligations incurred for the purpose of financing all or any part of the purchase price of the Option Property, in an aggregate principal amount not to exceed the lesser of $30.0 million at any time outstanding or 80% of the Fair Market Value of the Option Property as determined by an independent appraisal firm of national standing;

          (11) guarantees by the Company or any of its Subsidiaries of Indebtedness of the Company or a Guarantor otherwise permitted to be incurred under the Indenture; provided that such person would have been itself permitted to incur the Indebtedness; and

          (12) the incurrence by the Company or any Guarantor of Indebtedness represented by Capital Lease Obligations incurred for the purpose of financing all or a portion of the Energy Arrangement in an aggregate principal amount not to exceed $ 10.0 million at any time outstanding.

         Notwithstanding any other provision of this definition, Indebtedness or Preferred Equity Interests of any person which is outstanding at the time such person becomes a Subsidiary of the Company or is merged with or into or consolidated with the Company or a Subsidiary of the Company shall be deemed to have been incurred at the time such person becomes such a Subsidiary of the Company or is merged with or into or consolidated with the Company or a Subsidiary of the Company, as applicable.

         For purposes of determining compliance with Section 4.08 hereof, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (12) above or is entitled to be incurred pursuant to the Fixed Charge Coverage Ratio provisions of such covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with such Section 4.08. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Equity Interests in the form of additional shares of the same class of Disqualified Equity Interests will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Equity Interests for purposes of Section 4.08 hereof.

          "Permitted Investments" means:

          (1) any Investments in the Company or in a Wholly Owned Subsidiary of the Company that is a Guarantor and that is engaged in the same or a similar line of business as the Company and its Subsidiaries were engaged in on the Issue Date and reasonable extensions or expansions thereof;

          (2) any Investments in cash and Cash Equivalents;

          (3) Investments by the Company or any Subsidiary of the Company in a person (such person, an "Acquired Person") if as a result of such Investment (a) such person becomes a Wholly Owned Subsidiary of the Company that is a Guarantor and that is engaged in the same or a similar line of business as the Company and its Subsidiaries were engaged in on the Issue Date and reasonable extensions or expansions thereof or (b) such person is merged or consolidated with or into, or transfers or conveys substantially all of its property to, or is liquidated into, the Company or a Wholly Owned Subsidiary of the Company that is a Guarantor and that is engaged in the same or a similar line of business as the Company and its Subsidiaries were engaged in on the Issue Date and reasonable extensions or expansions thereof;

          (4) Permitted Acquired Investments;

          (5) Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.11 hereof;

          (6) loans or advances to officers and employees of the Company or any Subsidiary in an aggregate amount not exceeding $250,000 at any one time outstanding;

          (7) Investments in the form of intercompany Indebtedness to the extent permitted by Section 4.08 hereof;

          (8) Hedging Obligations, provided that such Hedging Obligations constitute Indebtedness permitted by Section 4.08 hereof;

          (9) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, suppliers and customers, in each case arising in the ordinary course of business;

          (10) Investments consisting of (x) Receivables created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms, (y) endorsements of negotiable instruments for collection in the ordinary course of business endorse negotiable instruments for collection in the ordinary course of business, and (z) lease, utility and other similar deposits in the ordinary course of business;

          (11) Investments in persons to the extent such entities are created to hold the Warehouse Assets (or such property exchanged therefor) and Investments in Wholly Owned Subsidiaries or other persons acquired in connection with the exchange of Warehouse Assets for other warehouse assets and related property but only so long as relating to Warehouse Assets and related property;

          (12) Investments required to be made in order to comply with the rules and regulations of Gaming Authorities and/or Gaming Laws, including, but not limited to, Investments made by RIH in connection with its annual investment alternative tax obligation; and

          (13) Investments in any of the notes, so long as such Investment does not cause any Holder to own more 15% of the aggregate principal amount of the notes outstanding.

         "Permitted Liens" means:

          (1) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or delinquent and Liens for taxes, assessments or governmental charges or levies, which (i) are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien, or (ii) in the case of any such charge or claim which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

          (2) Liens in respect of property of the Company or any Subsidiary imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's, landlord's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (i) which do not in the aggregate materially detract from the value of the property of the Company and its Subsidiaries, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Company and its Subsidiaries, taken as a whole, (ii) which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien, and (iii) in the case of any such Lien which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

          (3) Liens existing on the Issue Date to the extent identified in the Collateral Documents;

          (4) easements, rights-of-way, restrictions (including zoning restrictions), covenants, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any Real Property, in each case whether now or hereafter in existence, not
     (i) securing Indebtedness, (ii) individually or in the aggregate materially impair-ing the value or marketability of such Real Property and (iii) individually or in the aggregate materially interfering with the conduct of the business of the Company or any Subsidiary at such Real Property;

          (5) Liens on property arising out of judgments or awards not resulting in a Default and in respect of which the Company or any Subsidiary shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings;

          (6) Liens (other than any Lien imposed by the United States Employee Retirement Income Security Act of 1974, as amended) (i) imposed by law or deposits made in connection therewith in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or public utility obligations, (ii) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or
     (iii) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided that (x) with respect to clauses (i), (ii) and (iii) hereof, such Liens are amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings or orders entered in connection with such proceedings have the effect of preventing the forfeiture or sale of the property subject to any such Lien, (y) to the extent such Liens are not imposed by law, such Liens shall in no event encumber any property other than cash and Cash Equivalents, and (z) in the case of any such Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

          (7) leases, subleases, franchise agreements, licenses, occupancy or concession agreements with respect to the properties of the Company or any Subsidiary, in each case entered into in the ordinary course of the Company's or any Subsidiary's business, so long as such leases, subleases, franchise agreements, licenses, occupancy or concession agreements are subordinate in all respects to the Liens granted and evidenced by the Collateral Documents and do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of the Company or any Subsidiary and (ii) materially impair the use (for its intended purposes) or the value of the property subject thereto;

          (8) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any Subsidiary in the ordinary course of business in accordance with the past practices of the Company or any Subsidiary;

          (9) Liens arising pursuant to Purchase Money Obligations or Capital Lease Obligations incurred pursuant to clauses (4), (5), (10) and (12) of the definition of "Permitted Indebtedness"; provided that (i) the Indebtedness secured by any such Lien (including refinancings thereof) does not exceed 100% of the cost of the property being acquired or leased at the time of the incurrence of such Indebtedness and (ii) any such Liens attach only to the property being financed pursuant to such Purchase Money Obligations or Capital Lease Obligations and do not encumber any other property of the Company or any Subsidiary (it being understood that all Indebtedness to a single lender shall be considered to be a single Purchase Money Obligation, whether drawn at one time or from time to time);

          (10) bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents not constituting Collateral on deposit in one or more accounts maintained by the Company or any Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

          (11) Liens securing obligations under the Indenture, the Notes, the Guarantees and the Collateral Documents;

          (12) licenses of the patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, trade secrets, know-how and processes, granted by the Company or any Subsidiary in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Company or any Subsidiary;

          (13) Liens arising under applicable Gaming Laws, provided that no such Lien constitutes a Lien securing repayment of Indebtedness;

          (14) Liens on property of a person at the time the person becomes a Subsidiary; provided that (x) any Indebtedness that is secured by such Liens is permitted to be incurred by Section 4.08 hereof, and (ii) such Liens are not incurred in connection with, or in contemplation or anticipation of, the acquisition of such person and do not attach to any other property of the Company or any of its Subsidiaries;

          (15) Liens on property not constituting Collateral securing unsubordinated Indebtedness (other than Permitted Indebtedness but including Permitted Indebtedness specified in clause (1) and to the extent related thereto, (6) of the definition of "Permitted Indebtedness") permitted to be incurred by Section 4.08 hereof; and

          (16) maintenance, operation, servicing and improvement licenses relating to the Energy Arrangement;

provided, however, that no Liens shall be permitted to exist, directly or indirectly, on any Securities Collateral (as defined in the Security Agreement) constituting Collateral.

         "Permitted Refinancing Indebtedness" means any Indebtedness and Disqualified Equity Interests of the Company or any Indebtedness of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness of the Company or any of its Subsidiaries incurred pursuant to Section 4.08 (excluding Permitted Indebtedness other than Permitted Indebtedness set forth in clauses
(2), (3) or (10) of the definition thereof), provided, that:

          (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness or the liquidation preference of the Disqualified Equity Interest so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of premium, if any, and reasonable expenses incurred in connection therewith);

          (2) such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (4) such Indebtedness or Disqualified Equity Interest is incurred either by the Company or by the Subsidiary that is the obligor on the Indebtedness or Disqualified Equity Interest being extended, refinanced, renewed, replaced, defeased or refunded;

provided, that Preferred Equity Interests may only be refinanced with other Preferred Equity Interests.

         "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the property of any such entity, subdivision or business).

         "Plans" shall have the meaning assigned to such term in the Disbursement Agreement.

         "Pledgor" means each of the Company and its Subsidiaries party to any of the Collateral Documents executed on the date hereof and each other party that becomes a pledgor, mortgagor, transferor or assignor under any Collateral Document.

         "Preferred Equity Interest" in any person means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of property upon any voluntary or involuntary liquidation or dissolution of such person, over Equity Interests of any other class in such person.

         "Private Exchange" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange the Notes for Private Exchange Notes.

         "Private Exchange Notes" has the meaning assigned to such term in the Registration Rights Agreement.

         "property" shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including all con-tract rights, Real Property, trademarks, trade names, equipment and proceeds of the foregoing and Equity Interest or other ownership interests of any person.

         "Purchase Money Obligations" of any person means any obligations of such person to any seller or any other person incurred or assumed to finance the purchase, or the cost of construction or improvement, of real or personal property to be used in the business of such person or any of its Subsidiaries in an amount that is not more than 100% of the cost, or Fair Market Value, as appropriate, of such property, and incurred within 135 days after the date of such acquisition (excluding accounts payable to trade creditors incurred in the ordinary course of business).

         "QIB" or "Qualified Institutional Buyer" shall have the meaning ascribed to "qualified institutional buyer" in Rule 144A promulgated under the Securities Act.

         "Real Property" shall mean all right, title and interest of the Company or any Subsidiary (including, without limitation, any leasehold estate) in and to a parcel of real property owned or operated by the Company or any Subsidiary, whether by lease, license or other use or occupancy agreement, together with, in each case, all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof or thereon.

         "Receivables" shall include all receivables, including all casino receivables (markers, instruments, notes and checks) both undeposited and returned, hotel receivables, credit card receivables, interest receivable including interest on CRDA investments, and progressive jackpot receivables (wide area progressives or multiple casinos linked progressives).

         "Record Date" for interest payable on any Interest Payment Date (except a date for payment of default interest) means the March 1 and September 1 (whether or not a Business Day) as the case may be, immediately preceding such Interest Payment Date.

         "Redemption Date" when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to this Indenture.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Issue Date, by and among the Company, the Guarantors and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

         "Regulation S" means Regulation S promulgated under the Securities Act.

         "Remaining Funds" shall have the meaning assigned to such term in
Section 2.5 of the Disbursement Agreement.

         "Responsible Officer," when used with respect to the Trustee, means any managing director, director, vice-president, assistant vice president, assistant treasurer, assistant secretary, associate or any officer within the Corporate Trust and Agency Services of the Trustee (or any successor group of the Trustee) or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Restricted Security" has the meaning set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Security.

         "Restricted Subsidiary" means any Subsidiary other than the Unrestricted Subsidiaries.

         "Revolving Credit Facility" means one or more revolving lines of credit providing for working capital and other ordinary course financing.

         "RIH" means Resorts International Hotel, Inc., a New Jersey corporation.

         "RIH Hotel" means the Resorts Atlantic City hotel and casino and the related parking facilities (other than any facility located on the Option Property) located at 1133 Boardwalk, Atlantic City, New Jersey 08401 and shall, upon completion thereof, include the Expansion Project.

         "Rule 144" means Rule 144 promulgated under the Securities Act.

         "Rule 144A" means Rule 144A promulgated under the Securities Act.

         "Sale and Leaseback Transaction" means any arrangement with any person providing for the leasing by the Company or any Subsidiary of the Company of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Subsidiary to such person in contemplation of such leasing.

         "S&P" means Standard & Poor's Ratings Group and its successors.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Agreement" means the Security Agreement, dated as of the Issue Date, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

         "Series A Notes" means $180,000,000 aggregate principal amount of the Company's Series A 11 1/2% First Mortgage Notes due 2009 issued to the Initial Purchasers of the Issue Date.

         "Series B Notes" means up to $180,000,000 aggregate principal amount of the Company's Series B 11 1/2 % First Mortgages Notes due 2009 issued in exchange for a like aggregate principal amount of Series A Notes.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

         "Subsidiary" means, with respect to any specified person:

          (1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of such person (or a combination thereof); and

          (2) any partnership (a) the sole general partner or the managing general partner of which is such person or a Subsidiary of such person or
     (b) the only general partners of which are such person or one or more Subsidiaries of such person (or any combination thereof).

         Unrestricted Subsidiaries will not be included in the definition of "Subsidiary" for any purposes of this Indenture (except, as the context may otherwise require, for purposes of the definition of "Unrestricted Subsidiary").

         "Survey" means a survey of any parcel of Real Property (and all improvements thereon):

          (1) prepared by a surveyor or engineer licensed to perform surveys in the state or province in which such Real Property is located;

          (2) dated (or redated) not earlier than six months prior to the date of delivery thereof (unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such Real Property, in which event such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery);

          (3) certified by the surveyor in a manner reasonably acceptable to the title company providing title insurance in respect of the Liens granted under the Mortgages; and

          (4) complying in all respects with the minimum detail requirements of the American Land Title Association, or local or foreign equivalent, as such requirements are in effect on the date of preparation of such survey.

         "Tax" or "Taxes" means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, alternative minimum, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or other additional amounts imposed by any taxing authority in connection with any item described in clause (i) and (iii) all transferee, successor, joint and several or contractual liability (including, without limitation, liability pursuant to Treas. Reg. ss. 1.1502-6 (or any similar state, local or foreign provision)) in respect of any items described in clause (i) or (ii).

         "Tax Return" means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as amended and as in effect on the date on which this Indenture is qualified under the TIA.

         "Trust Monies" means all cash and Cash Equivalents received by the
Trustee:

          (1) upon the release of Collateral from the Lien of the Indenture or the Collateral Documents, including all Net Proceeds and Net Loss Proceeds in respect of Collateral;

          (2) together with any Government Securities held in the Construction Disbursement Account pursuant to the Disbursement Agreement;

          (3) pursuant to the Collateral Documents or the Indenture; or

          (4) as proceeds of any sale or other disposition of all or any part of the Collateral by or on behalf of the Trustee or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to this Indenture or any of the Collateral Documents or otherwise.

provided, however, that Trust Monies shall in no event include any property deposited with the Trustee for any redemption, legal defeasance or covenant defeasance of notes, for the satisfaction and discharge of the Indenture or to pay the purchase price of notes pursuant to a Change of Control Offer, Asset Sale Offer or Event of Loss Offer.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "UCC" means the Uniform Commercial Code as in effect on the date hereof and as it may hereafter be in effect from time to time in the relevant states.

         "Unrestricted Subsidiary" means any Subsidiary of the Company (other than the Subsidiaries operating the RIH Hotel) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary on the date of Designation:

          (1) has no Indebtedness other than Indebtedness for which neither the Company nor any other Subsidiary is liable nor has guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Subsidiaries except (a) Indebtedness which will either be repaid on the date of Designation, (b) Indebtedness consisting solely of a pledge of the Equity Interests of the Unrestricted Subsidiary which pledge is recourse solely to the pledged Equity Interests and (c) Indebtedness which is permitted as a Restricted Payment or Permitted Investment; and

          (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Subsidiary than those that might be obtained at the time from persons who are not Affiliates of the Company.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment; by

         (2) the then outstanding principal amount of such Indebtedness.

         "Warehouse Assets" shall mean all right, title and interest of the Company in and to the parcels of land located at 117 N. Delaware, Atlantic City, New Jersey, 122 N. New Jersey Ave., Atlantic City, New Jersey and 113-15 N. Delaware Ave., Atlantic City, New Jersey, together with all existing strips, gores, easements, rights-of-way, privileges, appurtenances, development rights and other rights pertaining thereto and located thereon.

         "Wholly Owned Subsidiary" of any person means a Subsidiary of such person all of the outstanding Equity Interests or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such person or by one or more Wholly Owned Subsidiaries of such person. Unrestricted Subsidiaries will not be included in the definition of "Wholly Owned Subsidiary" for any purposes of the Indenture (except, as the context may otherwise require, for purposes of the definition of "Unrestricted Subsidiary").



SECTION 1.02. Other Definitions.
              -----------------

                                                                    Defined in
            Term                                                     Section
            ----                                                     -------

            "Affiliate Transaction"                                    4.23
            "Agent Member"                                             2.15
            "Approved Lender"                                          1.01
            "Asset Sale Offer"                                         4.11
            "Asset Sale Offer Amount"                                  4.11
            "Asset Sale Offer Period"                                  4.11
            "Asset Sale Purchase Date"                                 4.11
            "Asset Sale Offer Trigger Date"                            4.11
            "Authentication Order"                                     2.02
            "Bankruptcy Law"                                           6.01
            "Benefited Party"                                         12.01
            "Change of Control Offer"                                  4.14
            "Change of Control Payment"                                4.14
            "Change of Control Offer Period"                           4.14
            "Change of Control Purchase Date"                          4.14
            "Company Notice"                                          10.05
            "Company Obligations"                                      4.01

                                                                   Defined in
             Term                                                   Section
             ----                                                   -------


             "Covenant Defeasance"                                   8.04
             "Custodian"                                             6.01
             "Designation"                                           4.02
             "Event of Default"                                      6.01
             "Event of Loss Offer"                                   4.16
             "Event of Loss Offer Trigger Date"                      4.16
             "Excess Loss Proceeds"                                  4.16
             "Excess Loss Proceeds Payment Date"                     4.16
             "Excess Proceeds"                                       4.11
             "Gaming Redemption"                                     3.09
             "Global Note"                                           2.01
             "Global Note Legend"                                    2.17
             "Guarantee Obligations"                                12.01
             "incur"                                                 4.08
             "Legal Defeasance"                                      8.03
             "Minimum Facilities"                                    4.25
             "Paying Agent"                                          2.03
             "Payment Default"                                       6.01
             "Private Placement Legend"                              2.17
             "Registrar"                                             2.03
             "Regulation S Global Notes"                             2.01
             "Released Collateral"                                  10.05
             "Released Trust Monies"                                11.04
             "Replacement Assets"                                    4.11
             "Resale Restriction Termination Date"                   2.16
             "Restricted Payments"                                   4.07
             "Rule 144A Global Notes"                                2.01
             "Subject Property"                                      4.16
             "Surviving Entity"                                      5.01
             "Surviving Guarantor Entity"                           12.03
             "Valuation Date"                                       10.05

SECTION 1.03. Incorporation by Reference of Trust Indenture Act.
              -------------------------------------------------

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes;

         "indenture security holder" means a Holder;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the Notes means the Company and any successor obligor upon the Notes.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04. Rules of Construction.
              ---------------------

         Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular;

          (5) provisions apply to successive events and transactions; and

          (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

                                    ARTICLE 2

                                    THE NOTES

SECTION 2.01. Form and Dating.
              ---------------

         (a) General. The Notes and the Trustee's certificate of authentication
             -------
shall be substantially in the form of Exhibit A hereto. The Notes may have
                                      ----------------
notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         (b) Global Notes. The Notes shall be issued initially in the form of
             ------------
three or more permanent global Notes (the "Global Notes"). Notes offered and sold (i) in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Notes in registered form, substantially in the form set forth in Exhibit A (the "Rule 144A Global Note") (ii) to a limited number of
         ---------
institutional accredited investors as defined in Rule 501 (a)(1), (2), (3) or
(7) of the Securities Act in a transaction exempt for the registration requirements of the Securities Act, shall be issued initially in the form of one or more permanent Global Notes in the registered form, substantially in the form set forth in Exhibit A (the "IAI Global Note") and (iii) in offshore
             ---------
transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (the "Regulation S Global Note"). Global Notes shall
                  ---------
be substantially in the form of Exhibit A attached hereto (including the Global Note Legend). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with written instructions given by the Holder thereof as required by Section 2.06 hereof.

         (c) Euroclear and Clearstream Procedures Applicable. The provisions of
             -----------------------------------------------
the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

SECTION 2.02. Execution and Authentication.
              ----------------------------

         One Officer shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid. A Note shall not be valid until authenticated by the manual or facsimile signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The Trustee shall, upon a written order of the Company signed by an Officer (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount of $180,000,000. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof. In addition, upon receipt of an Authentication Order, the Trustee shall authenticate Series B Notes in an aggregate principal amount not to exceed the principal amount of the then outstanding Series A Notes for issuance in exchange for all Series A Notes previously issued pursuant to an Exchange Offer registered under the Securities Act or pursuant to a Private Exchange. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.03. Registrar and Paying Agent.
              --------------------------

         The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more addi-tional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Company initially appoints The Depository Trust Company to act as Depository with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar and Paying Agent.

SECTION 2.04. Paying Agent to Hold Money in Trust.
              -----------------------------------

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidation Damages, if any, or interest on the Notes, and shall notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05. Holder Lists.
              ------------

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA ss. 312(a).

SECTION 2.06. Transfer and Exchange.
              ---------------------

         Subject to the provisions of Sections 2.15 and 2.16, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations of the same series, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall execute and the Trustee shall, upon receipt of an Authentication Order, authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge in connection therewith payable by the transferor of such Notes (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.10, 3.06, 3.07, 3.09, 4.11, 4.14,
4.16 or 8.07, in which event the Company shall be responsible for the payment of such taxes).

         The Company shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of 15 Business Days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article 3, except the unredeemed portion of any Note being redeemed in part.

         Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

SECTION 2.07. Replacement Notes.
              -----------------

         If a mutilated Note is surrendered to the Trustee or if the Holder presents evidence to the satisfaction of the Company and the Trustee that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note. An indemnity bond may be required by the Company or the Trustee that is sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. In every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or the theft of such Note and the ownership thereof. Each of the Company and the Trustee may charge for its expenses in replacing a Note. In the event any such mutilated, lost, destroyed or wrongfully taken Note has become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof. The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

         Every replacement Note is an additional obligation of the Company.

SECTION 2.08. Outstanding Notes.
              -----------------

         Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, and those described in this Section 2.08 as not outstanding.

         If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding until the Company and the Trustee receive proof satisfactory to each of them that the replaced
Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

         If on a Redemption Date or the Maturity Date, the Paying Agent holds U.S. legal tender sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.   Treasury Notes.
                --------------

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

SECTION 2.10. Temporary Notes.
              ---------------

         Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of an Authentication Order pursuant to Section 2.02 definitive Notes in exchange for temporary Notes.

SECTION 2.11. Cancellation.
              ------------

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, dispose of and deliver evidence of such disposal of all Notes surrendered for registration of transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12. Defaulted Interest.
              ------------------

         The Company shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful. The Company shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the rate equal to 2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful.

         If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the persons who are Holders on a subsequent special Record Date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding

Business Day if such date is not a Business Day. At least 15 days before the subsequent special Record Date, the Company shall mail to each Holder, as of a recent date selected by the Company, with a copy to the Trustee, a notice that states the subsequent special Record Date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

         Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(1) shall be paid to Holders as of the Record Date for the Interest Payment Date for which interest has not been paid.

SECTION 2.13. Deposit of Monies.
              -----------------

         Prior to 10:00 a.m., New York City time, on each Interest Payment Date, Redemption Date, Change of Control Purchase Date and Maturity Date, the Company shall deposit with the Paying Agent in immediately available funds U.S. legal tender sufficient to make payments, if any, due on such Interest Payment Date, Redemption Date, Change of Control Purchase Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date, Redemption Date, Change of Control Purchase Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby. The principal and interest on Notes in certificated form shall be payable at the office of the Paying Agent.

SECTION 2.14. CUSIP Number.
              ------------

         The Company in issuing the Notes may use one or more "CUSIP" numbers, and if so, the Trustee shall use such CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the CUSIP number.

SECTION 2.15. Book-Entry Provisions for Global Notes.
              --------------------------------------

         (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in
Section 2.17.

         Members of, or Participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or under the Global Note, and the Depository may be treated by the Company, the Trustee and any Agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder.

         (b) Interests of beneficial owners in the Global Notes may be transferred or exchanged for Certificated Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depository (x) notifies the Company that it is unwilling or unable to continue as Depository for any Global Note or (y) has ceased to be a clearing company registered under the Exchange Act and, in each case, a successor depository is not appointed by the Company within 90 days of such notice or (ii) a Default or an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Certificated Notes.

         (c) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Certificated Notes of authorized denominations.

         (d) Any Certificated Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

         (e) The Holder of any Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.16. Registration of Transfers and Exchanges.
              ---------------------------------------

         (a) Transfer and Exchange of Certificated Notes. When Certificated
             -------------------------------------------
Notes are presented to the Registrar or co-Registrar with a request:

          (i) to register the transfer of the Certificated Notes; or

          (ii) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this Section 2.16 for such transactions are met; provided, however, that the Certificated Notes presented or surrendered for registration of transfer or exchange:

          (I) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

          (II) in the case of Certificated Notes the offer and sale of which have not been registered under the Securities Act and are presented for transfer or exchange prior to (x) the date which is two years after the later of the date of original issue and the last date on which the Company or any Affiliate of the Company was the owner of such Note or any predecessor thereto and (y) such later date, if any, as may be required by any subsequent change in applicable law (the "Resale Restriction Termination Date"), such Certificated Notes shall be ac-
companied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

         (A) if such Certificated Note is being delivered to the Registrar or co-Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect (substantially in the form of Exhibit B hereto); or

         (B) if such Certificated Note is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A, a certification to that effect (substantially in the form of Exhibit B hereto); or

         (C) if such Certificated Note is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit B hereto) and a transferor certificate for Regulation S transfers substantially in the form of Exhibit D hereto; or

         (D) if such Certificated Note is being transferred to an Institutional Accredited Investor, delivery of certification to that effect (substantially in the form of Exhibit B hereto), certificates of the transferee in substantially the form of Exhibit C and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

         (E) if such Certificated Note is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect substantially in the form of Exhibit B hereto and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

         (F) if such Certificated Note is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit B hereto) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act.

                  (b) Restrictions on Transfer of a Certificated Note for a
                      -----------------------------------------------------
Beneficial Interest in a Global Note. A Certificated Note may not be exchanged
------------------------------------
for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar or co-Registrar of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar or co-Registrar, together with:

          (A) in the case of Certificated Notes the offer and sale of which have not been registered under the Securities Act and which are presented for transfer prior to the Resale Restriction Termination Date, certification, substantially in the form of Exhibit B hereto, that such Certificated Note is being transferred (I) to a Qualified Institutional Buyer or (II) in an offshore transaction in reliance on Regulation S (and, in the case of this clause II, the Company shall have received a transferor certificate for Regulation S transfers substantially in the form of Exhibit D hereto and, at the option of the Company, an Opinion of Counsel reasona-bly satisfactory to the Company to the effect that such transaction is in compliance with the Securities Act); and

          (B) written instructions from the Holder thereof directing the Registrar or co-Registrar to make, or to direct the Depository to make, an endorsement on the applicable Global Note to reflect an increase in the aggregate amount of the Notes represented by the Global Note, then the Registrar or co-Registrar shall cancel such Certificated Note and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-Registrar, the principal amount of Notes represented by the applicable Global Note to be increased accordingly. If no Global Note representing Notes held by Qualified Institutional Buyers or persons acquiring Notes in offshore transactions in reliance on Regulation S, as the case may be, is then outstanding, the Company shall issue and the Trustee shall, upon receipt of an Authentication Order in accordance with Section 2.02, authenticate such a Global
Note in the appropriate principal amount.

         (c) Transfer and Exchange of Global Notes. The transfer and exchange of
             -------------------------------------
Global Notes or beneficial interests therein shall be effected through the Depository in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor. Upon receipt by the Registrar or co-Registrar of written instructions, or such other instruction as is customary for the Depository, from the Depository or its nominee, requesting the registration of transfer of an interest in a Rule 144A Global Note or Regulation S Global Note, as the case may be, to another type of Global Note, together with the applicable Global Notes (or, if the applicable type of Global Note required to represent the interest as requested to be transferred is not then outstanding, only the Global Note representing the interest being transferred), the Registrar or Co-Registrar shall cancel such Global Notes (or Global Note) and the Company shall issue and the Trustee shall, upon receipt of an Authentication Order in accordance with Section 2.02, authenticate new Global Notes of the types so canceled (or the type so canceled and applicable type required to represent the interest as requested to be transferred) reflecting the applicable increase and decrease of the principal amount of Notes represented by such types of Global Notes, giving effect to such transfer. If the applicable type of Global Note required to represent the interest as requested to be transferred is not outstanding at the time of such request, the Company shall issue and the Trustee shall, upon receipt of an Authentication Order in accordance with Section 2.02, authenticate a new Global Note of such type in principal amount equal to the principal amount of the interest requested to be transferred.

         (d) Transfer of a Beneficial Interest in a Global Note for a
             --------------------------------------------------------
Certificated Note. (i) Any person having a beneficial interest in a Global Note
-----------------
may upon request exchange such beneficial interest for a Certificated Note. Upon receipt by the Registrar or co-Registrar of written instructions, or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any person having a beneficial interest in a Global Note and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the person designated by the Depository as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Notes the offer and sale of which have not been registered under the Securities Act and which Notes are presented for transfer or exchange prior to the Resale Restriction Termination Date, the following additional information and documents:

          (A) if such beneficial interest is being transferred to the person designated by the Depository as being the beneficial owner, a certification from such person to that effect (substantially in the form of Exhibit B
                                                                   ---------
     hereto); or

          (B) if such beneficial interest is being transferred to a Qualified Institutional Buyer in accordance with Rule l44A, a certification to that effect (substantially in the form of Exhibit B hereto); or
                                          ---------

          (C) if such beneficial interest is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit B hereto) and a transferor certificate for Regulation S
                 ---------
     transfers substantially in the form of Exhibit D hereto; or
                                            ---------

          (D) if such beneficial interest is being transferred to an Institutional Accredited Investor, delivery of certification (substantially in the form of Exhibit B hereto), a certificate of the transferee in
                    ---------
     substantially the form of Exhibit C and, at the option of the Company, an
                               ---------
     Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

          (E) if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit B hereto) and, at the option
                                          ---------
     of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

          (F) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit B hereto) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act, then the Registrar or co-Registrar shall cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-Registrar, the aggregate principal amount of the applicable Global Note to be reduced and, following such reduction, the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate and deliver to the transferee a Certificated Note in the appropriate principal amount.

         (ii) Certificated Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.16(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect Participants or otherwise, shall instruct the Registrar or co-Registrar in writing. The Registrar or co-Registrar shall deliver such Certificated Notes to the persons in whose names such Certificated Notes are so registered.

         (e) Restrictions on Transfer and Exchange of Global Notes.
             -----------------------------------------------------
Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

         (f) Private Placement Legend. Upon the transfer, exchange or
             ------------------------
replacement of Notes not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Notes that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Notes without the Private Placement Legend if (i) the Resale Restriction Termination Date shall have occurred, (ii) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act.

         (g) General. By its acceptance of any Note bearing the Private
             -------
Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it shall transfer such Note only as provided in this Indenture.

         The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interest in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section
2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

SECTION 2.17. Restrictive Legends.
              -------------------

         Each Global Note and Certificated Note that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend") on the face thereof until the Resale Restriction Termination Date, unless otherwise agreed to by the Company and the Holder thereof:

                  THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT")
                                                                --------------
         AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT
         (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF

          AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

          Each Global Note shall also bear the following legend (the "Global Note Legend"):

          THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, AND TRANSFERS OF INTERESTS IN THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
     SECTION 2.16 OF THE INDENTURE.

                                    ARTICLE 3

                                   REDEMPTION

SECTION 3.01. Notices to Trustee.
              ------------------

         If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a Redemption Date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Notes to be redeemed, (iv) the amount of any interest (including any Liquidated Damages) and
(v) the redemption price.

         In the event of a Gaming Redemption, the Company shall notify the Trustee in writing as soon as practicable but in any event not less than 15 days before notice of the Gaming Redemption is to be mailed to any Holder (unless a shorter notice shall be satisfactory to the Trustee).

SECTION 3.02. Selection of Notes to Be Redeemed.
              ---------------------------------

         If less than all of the Notes are to be redeemed at any time (other than pursuant to Section 3.09 hereof), the Trustee shall select the Notes to be redeemed among the Holders

          (1) in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or,

          (2) if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate;

provided that (x) no Notes of $1,000 or less will be redeemed in part and (y) if a partial redemption is made with the proceeds of any Equity Offering, the Trustee will select the Notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository), unless such method is otherwise prohibited. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

         The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or integral multiples of $1,000, except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03. Notice of Redemption.
              --------------------

          At least 30 days but not more than 60 days before a Redemption Date (other than in connection with a Gaming Redemption), the Company shall mail or cause to be mailed, by first class mail, an unconditional notice of redemption to each Holder (or to the affected Holder in the case of a Gaming Redemption) whose Notes are to be redeemed at its registered address.

          In the event of a Gaming Redemption, notice of redemption shall be given in accordance with Section 3.09.

          The notice shall identify the Notes to be redeemed and shall state:

          (a) the Redemption Date;

          (b) the redemption price and the amount of interest (including any premium or Liquidated Damages), if any;

          (c) if any Note is being redeemed in part only, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof shall be issued upon cancellation of the original Note;

          (d) the name and address of the Paying Agent;

          (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

          (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

           At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the Redemption Date (or 5 days prior to the date of any Gaming Redemption), an Officers' Certificate requesting that the Trustee give such notice and a copy of the notice as provided in the preceding paragraph.

SECTION 3.04. Effect of Notice of Redemption.
              ------------------------------

         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05. Deposit of Redemption Price.
              ---------------------------

         On or prior to 11:00 a.m. (New York Time) on the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

         If the Company complies with the provisions of the preceding paragraph, on and after the Redemption Date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 2.12 hereof.

SECTION 3.06. Notes Redeemed in Part.
              ----------------------

         Upon surrender of a Note that is redeemed in part (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07. Optional Redemption.
              -------------------

         (a) At any time on or prior to March 15, 2005, the Company may on any one or more occasion redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture at a redemption price of 111.50% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date, with the net cash proceeds of one or more Equity Offerings resulting in gross proceeds to the Company of not less than $20.0 million; provided that:

          (1) at least 65% of the aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding from the amount of Notes included in such 65% Notes held by the Company and its Subsidiaries); and

          (2) the redemption must occur within 60 days after the date of the consummation of such Equity Offering.

         (b) On or after March 15, 2007, the Company may redeem all or a part of the Notes at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable Redemption Date, if redeemed during the 12-month period beginning on March 15 of each of the years indicated below:

          Year                                                  Percentage

          2007................................................... 106.0%
          2008................................................... 103.0%
          2009................................................... 100.0%

SECTION 3.08. No Mandatory Redemption.
              -----------------------

         The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.09. Mandatory Disposition in Accordance with Gaming Laws.
              ----------------------------------------------------

         Notwithstanding any other provision of this Indenture or the Notes, if any Gaming Authority requires that a Holder or beneficial owner of Notes be licensed, qualified or found suitable under any applicable Gaming Law and such Holder or beneficial owner (i) fails to apply for a license, qualification or a finding of suitability within 30 days (or such lesser period as may be required by the applicable Gaming Authority) after being requested to do so by the Gaming Authority or (ii) is denied such license or qualification or not found suitable, the Company shall have the right, at its option, (1) to require any such Holder or beneficial owner to dispose of its Notes within 30 days (or such earlier date as may be required by the applicable Gaming Authority) of the occurrence of the event described in clause (i) or (ii) above or (2) to redeem the Notes of such Holder or beneficial owner at a redemption price equal to the lesser of (x) the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority, (y) the price at which such Holder or beneficial owner acquired the Notes, together with accrued and unpaid interest and Liquidated Damages, if any, to the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority and
(z) the Fair Market Value of such Notes. The Company shall notify the Trustee in writing of any redemption pursuant to this Section 3.09 within 15 days prior to any such redemption. A redemption of the Notes pursuant to this Section 3.09 is herein referred to as a "Gaming Redemption."

         Immediately upon a determination by a Gaming Authority that a Holder or beneficial owner of the Notes shall not be licensed, qualified or found suitable, the Holder or beneficial owner will, to the extent required by applicable law, have no further rights:

          (1) to receive any interest or dividends with respect to the Notes;

          (2) to exercise, directly or through any trustee or nominee, any right conferred by the Notes; or

          (3) receive any remuneration in any form for services rendered or otherwise.

         The Holder or beneficial owner that is required to apply for a license, qualification or a finding of suitability shall pay all fees and costs of applying for and obtaining the license, qualification or finding of suitability and of any investigation by the applicable Gaming Authorities. Neither the Company nor any Subsidiary shall be liable therefor.

                                    ARTICLE 4

                                    COVENANTS

SECTION 4.01. Payment of Notes.
              ----------------

         The Company shall pay or cause to be paid the principal of, premium, if any, interest and Liquidated Damages on the Notes on the dates and in the manner provided in the Notes and this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. New York City time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. The Company's obligations under the Notes, this Indenture, the Registration Rights Agreement and the Collateral Documents are referred to herein as the "Company Obligations."

SECTION 4.02. Maintenance of Office or Agency.
              -------------------------------

         The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate "Designation" one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

SECTION 4.03. Reports.
              -------

         (a) Whether or not required by the SEC, so long as any Notes are outstanding, the Company shall furnish to the Trustee and the Holders (x) prior to the consummation of the Exchange Offer, within 30 days following the time periods specified in the SEC's rules and regulations and (y) following the consummation of the Exchange Offer, within the time periods specified in the SEC's rules and regulations:

          (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's and the Subsidiaries', certified independent accountants, and

          (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

         (b) In addition, following consummation of the Exchange Offer, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all information and reports referred to in clause (a) with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC shall not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA ss. 314(a).

         (c) For so long as any Notes are not freely transferable, the Company and the Guarantors shall furnish to the Trustee, Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

         (d) Delivery of the reports, information and other documents set forth in this Section 4.03 to the Trustee is for informational purposes only and the Trustee's receipt of such reports, information and other documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants under this Indenture.

SECTION 4.04. Compliance Certificate.
              ----------------------

         (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and the Collateral Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Collateral Documents and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or the Collateral Documents (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

         (b) [Reserved]

         (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05. Taxes.
              ------

         The Company shall pay or discharge or shall cause each of its Subsidiaries to pay or discharge, before the same shall become delinquent, (1) all material Taxes levied or imposed upon the Company or any of its Subsidiaries or upon its or any of its Subsidiaries' income, profits or property and (2) all lawful material claims for labor, materials and supplies which, in each case, if unpaid, might by law become a Lien upon the property of the Company or any of its Subsidiaries; provided, however, that, subject to the terms of the applicable Collateral Documents, neither the Company nor any of its Subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been made in accordance with GAAP. The Company and each of its Subsidiaries shall prepare and timely file with the appropriate governmental agencies all material Tax Returns required to be filed for any period (or portion thereof), taking into account any extension of time to file granted to or obtained on behalf of the Company and/or such Subsidiary, and each such Tax Return shall be complete and accurate in all material respects. The Company shall not be obligated to comply with the provision of this Section 4.05 if the failure to so comply will not have a material adverse effect on the ability of the Company to pay the Company Obligations when due.

SECTION 4.06. Stay, Extension and Usury Laws.
              -------------------------------

         The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07. Restricted Payments.
              -------------------

          (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any distribution on account of the Company's or any of its Subsidiaries' Equity Interests other than dividends or distributions payable in Equity Interests (other than Disqualified Equity Interests) of the Company or dividends or distributions payable to the Company or any Subsidiary of the Company (and, if such Subsidiary is not a Wholly Owned Subsidiary, to the other equity holders of such Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or a Subsidiary of dividends or distributions of greater value that it would receive on a pro rata basis);

          (2) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company or Subsidiary of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Subsidiary of the Company that is a Guarantor);

          (3) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness that is subordinated to the Notes; or

          (4) make any Investment (other than Permitted Investments);

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments") unless, at the time of and after giving effect to such Restricted Payment:

          (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (ii) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the test set forth in Section 4.08 hereof; and

          (iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Subsidiaries after the Issue Date (including those permitted by the following paragraphs unless noted), is less than the sum, without duplication, of:

     (A) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the January 1, 2002 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

     (B) to the extent not included in the amount described in clause (A) above, 100% of the aggregate net cash proceeds (excluding the net cash proceeds from the Equity Contribution and the Additional Equity Contribution) received after the Issue Date by the Company from the issue or sale of, or from additional capital contributions in respect of, Equity Interests of the Company or of debt securities of the Company or any Guarantor that have been converted into, or canceled in exchange for, Equity Interests of the Company or of any direct or indirect parent of the Company or from the issue or sale of convertible or exchangeable Disqualified Equity Interests that has been converted into or exchanged for such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Equity Interests or debt securities that have been converted into Disqualified Equity Interests), plus the aggregate net cash proceeds received by the Company upon any such conversion or exchange; plus

     (C) to the extent that an Investment in an Unrestricted Subsidiary was treated as a Restricted Payment after the Issue Date, an amount equal to the Fair Market Value of the equity investment in such Unrestricted Subsidiary owned by the Company or any Subsidiary at the time of redesignation as a Subsidiary; plus

     (D) without duplication of amounts in clause (C) above and without giving effect to the last sentence of the definition of "Permitted Investments", to the extent that any Investment (other than Permitted Investments) that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the amount of net cash proceeds received with respect to such Investment not in excess of the original amount of such Investment.

          (b) The foregoing provisions shall not prohibit the following Restricted Payments:

          (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

          (2) the making of any Investment (other than Permitted Investments):

     (A) in exchange for Equity Interests of the Company (other than Disqualified Equity Interests), or

     (B) out of the net cash proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of, or from substantially concurrent additional cash capital contributions (excluding the Equity Contribution) in respect of Equity Interests of the Company (other than Disqualified Equity Interests);

               (3) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company or any direct or indirect parent of the Company:

          (A) in exchange for other Equity Interests of the Company (other than any Disqualified Equity Interests);

          (B) out of the net cash proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of, or from substantially concurrent additional cash capital contributions in respect of, other Equity Interests of the Company (other than any Disqualified Equity Interests); and

          (C) to the extent required by any Gaming Authority or, if determined in the good faith judgment of the Board of Directors of the Company, to prevent the loss or to secure the grant or establishment of any Gaming License or other right to conduct gaming operations; provided that the aggregate price paid for all such redeemed, repurchased, retired or acquired Equity Interests shall not exceed $2.0 million;

               (4) the defeasance, redemption or repurchase of subordinated Indebtedness with the net cash proceeds from either (x) an incurrence of Permitted Refinancing Indebtedness or (y) the substantially concurrent sale (other than to a Subsidiary of the Company) of, or from substantially concurrent additional capital contributions in respect of, Equity Interests of the Company (other than Disqualified Equity Interests);

               (5) the repurchase, redemption or other acquisition or retirement for value, directly or indirectly, of any Equity Interest of the Company (or any of its direct or indirect parents) or any Subsidiary held by any current or former employees of the Company (or any of its Subsidiaries) (or their heirs or estates) pursuant to any management equity subscription agreement, stock option agreement or similar written agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.0 million in any twelve-month period.

               (6) the declaration and payment of dividends to holders of the Company's Disqualified Equity Interests, in each case with respect to Equity Interests issued in compliance with Section 4.08 hereof;

               (7) repurchases of Equity Interests deemed to occur upon exercise of Equity Interest options if such Equity Interests represent a portion of the exercise price of such options;

               (8) the declaration and payment of dividends to pay out-of-pocket expenses of Holdings, for administrative, legal and accounting services, whether internal or provided by third parties (including Affiliates to the extent permitted under Section 4.23 hereof), incurred in the ordinary course of business for professional services, or to pay franchise fees and similar costs;

               (9) the declaration and payment of dividends to pay taxes of the Holdings, the Company and the Company's Subsidiaries as part of a consolidated, combined or unitary tax filing group or of the separate operations of Holdings which are actually due and payable arising from the ownership of the Equity Interests of the Company by Holdings (not to exceed in any event the amount of tax that the Company and its Subsidiaries would otherwise pay if not part of such filing group);

               (10) without duplication of the Restricted Payments permitted to be made in clauses (3)(B) and (5) above, the declaration and payment of dividends to Holdings to enable it to make the payments set forth in clause (3)(B) or (5) above; and

               (11) subsequent to (x) the delivery of financial statements for the four fiscal quarter period ending on December 31, 2004 pursuant to
          Section 4.03(a)(1) hereof and (y) and release of funds required to be made to the Company if the Company's Adjusted Consolidated EBITDA is less than $28.0 million, the declaration and payment of dividends to Holdings in the amount of the Remaining Funds.

provided, however, that in the case of each of clauses (2), (3)(a), (4), (6) and
(11) no Default or Event of Default shall have occurred and be continuing or would arise therefrom.

         (c) In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with paragraph (a)(iii) of this
Section 4.07, (x) amounts expended pursuant to clauses (1), (2)(B), (3)(B) and
(4)(B) shall be included in such calculation, and (y) amounts expended pursuant to clauses (2)(A), (3)(A), 3(C), (4)(A) and (5) through (11) shall be excluded from such calculation; provided, that clauses (6), (8) and (9) shall only be excluded to the extent that the amounts thereunder were expenses deducted in connection with the calculation of Net Income.

         (d) The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the property or securities proposed to be transferred or issued to or by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any property or securities that are required to be valued by this Section 4.07 shall be determined by the Board of Directors, whose Board Resolution with respect thereto shall be delivered to the Trustee.

SECTION 4.08. Incurrence of Indebtedness and Issuance of Preferred Equity
              -----------------------------------------------------------
Interests.
---------

         The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (other than Permitted Indebtedness) and the Company will not issue any Disqualified Equity Interests and will not permit any of its Subsidiaries to issue any Preferred Equity Interests or Disqualified Equity Interests; provided, however, that the Company may incur Indebtedness or issue Disqualified Equity Interests and the Company's Subsidiaries that are Guarantors may incur Indebtedness if:

         (1) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or Disqualified Equity Interests is issued would have been at least
2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Equity Interests had been issued, as the case may be, at the beginning of such four-quarter period; and

         (2) no Default or Event of Default will have occurred and be continuing or would occur as a consequence thereof.

SECTION 4.09. Liens.
              -----

         The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any property now owned or hereafter acquired or on any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

SECTION 4.10. Dividend and Other Payment Restrictions Affecting Restricted
              ------------------------------------------------------------
Subsidiaries.
------------

               (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to:

               (1) (A) pay dividends or make any other distributions to the Company or any of its Subsidiaries (x) on its Equity Interests or (y) with respect to any other interest or participation in, or measured by, its profits, or (B) pay any Indebtedness owed to the Company or any of its Subsidiaries;

               (2) make loans or advances to the Company or any of its Subsidiaries; or

               (3) transfer any of its properties to the Company or any of its Subsidiaries.

               (b) The preceding restrictions shall not apply to encumbrances or restrictions existing under or by reason of:

               (1) the Revolving Credit Facility (so long as it expressly permits payments to the Company under all circumstances to enable the Company to make timely payments of all amounts due under or in respect of the Indenture, the notes and the Collateral Documents);

               (2) Existing Indebtedness and any documents or agreements entered into pursuant thereto or securing obligations thereunder, all as in effect on the Issue Date;

               (3) this Indenture, the Notes and the Guarantees and the Collateral Documents;

               (4) applicable law;

               (5) customary non-assignment provisions in leases and licenses entered into in the ordinary course of business and consistent with past practices;

               (6) Purchase Money Obligations or Capital Lease Obligations for FF&E acquired or leased with FF&E Financing or under contractual obligations relating to property subject to Permitted Liens that impose restrictions of the nature described in clause (a)(3) above on the property so acquired;

               (7) any restriction or encumbrance contained in contracts for sale of property permitted by the Indenture in respect of the property being sold pursuant to such contract;

               (8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced (as determined by the Company in good faith, which determination shall be conclusive absent manifest error);

               (9) restrictions imposed by Gaming Authorities on the payment of dividends by entities holding Gaming Licenses;

               (10) Liens on the property of a person acquired at the time of acquisition of such person to the extent such Liens are not incurred or created in contemplation of the acquisition and only impose restrictions of the nature described in clause (a)(3) of this Section
          4.10 on the property so acquired; provided such acquired property is not intended or required to constitute Collateral; and

               (11) contracts with customers entered into in the ordinary course of business in the nature of restrictions on cash or other deposits, which restrictions are imposed by such customers.

         Nothing contained in this Section 4.10 shall prevent the Company or any Subsidiary of the Company from creating, incurring, assuming or suffering to exist any Liens permitted by Section 4.09 hereof.

SECTION 4.11. Asset Sales.
              -----------

         (a) The Company shall not, and shall not permit any of its Subsidiaries to, engage in Asset Sale unless:

               (1) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the property or Equity Interests sold or otherwise disposed of in such Asset Sale;

               (2) at least 80% of the consideration therefor received by the Company or such Subsidiary is in the form of cash or Cash Equivalents; provided that, for purposes of this provision, each of the following shall be deemed to be cash:

          (A) the amount of any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto, excluding contingent liabilities and trade payables), of the Company or any Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Guarantee thereof) that are assumed by the transferee of any such property; and

          (B) any securities, notes or other obligations received by the Company or any such Subsidiary from such transferee that are substantially contemporaneously (subject to ordinary settlement periods) converted by the Company or such Subsidiary into cash (to the extent of the cash received in that conversion);

               (3) if such Asset Sale involves the disposition of Collateral, the Company or such Subsidiary has complied with the provisions of
          Article 10 and the Net Proceeds thereof shall be paid directly by the purchaser of the Collateral to the Trustee for deposit into the Collateral Account, and, if any property other than cash or Cash Equivalents is included in such Net Proceeds, such property shall be made subject to the Lien of this Indenture and the applicable Collateral Documents; and

               (4) the Company or such Subsidiary, as the case may be, applies the Net Proceeds of such Asset Sale as provided in this Section 4.11.

         (b) The Company may, at its option, apply any such Net Proceeds within 365 days of the related Asset Sale to either (x) in the case of the Net Proceeds of property other than Collateral, the retirement or permanent reduction of Indebtedness permitted to be incurred under clause (1) of the definition of Permitted Indebtedness or (y) in the case of Net Proceeds (whether or not relating to Collateral) the acquisition of another business or the acquisition of other long-term property, in each case, in the same or a similar line of business as the Company or any of its Subsidiaries was engaged in on the Issue Date or any reasonable extensions or expansions thereof ("Replacement Assets"); provided, that any Replacement Assets acquired with any Net Proceeds of Collateral shall be owned by the Company or by the Guarantor that made the Asset Sale and shall not be subject to any Liens other than Permitted Liens (and the Company or such Guarantor, as the case may be, shall execute and deliver to the Trustee such Collateral Documents or other instruments as shall be reasonably necessary to cause such Replacement Assets to become subject to a Lien in favor of the Trustee, for the benefit of the Holders of the Notes, securing its obligations under the Notes or its Guarantee, as the case may be, and otherwise shall comply with the provisions of the Indenture applicable to After-Acquired Property).

         (c) If the Company does not use any portion of the Net Proceeds as described in paragraph (b) above within 365 days, such unused portion of the Net Proceeds period shall constitute "Excess Proceeds" subject to disposition as provided below. When the aggregate amount of Excess Proceeds exceeds $10.0 million (such date the "Asset Sale Offer Trigger Date"), the Company will make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the aggregate amount of Excess Proceeds (the "Asset Sale Offer Amount") pursuant to the terms of this
Section 4.11. The offer price of any Asset Sale Offer shall be equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, and will be payable in cash in accordance with the procedures set forth in this Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, remaining Excess Proceeds shall be released to the Company and may be used free and clear of the Lien of the Collateral Documents for general corporate purposes. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

         (d) All Net Proceeds of any Collateral in respect of any Asset Sale shall, pending their application in accordance with this Section 4.11 or the release thereof in accordance with Articles 10 and 11, be deposited in the Collateral Account under this Indenture.

         (e) The Asset Sale Offer will remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). No later than five Business Days after the termination of the

Asset Sale Offer Period (the "Asset Sale Purchase Date"), the Company will purchase the principal amount of Notes required to be purchased pursuant to this
Section 4.11 or, if less than the Asset Sale Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made. If the Asset Sale Purchase Date is on or after the Interest Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the person in whose name a Note is registered at the close of business on such Record Date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

               (1) (f) If the Company is required to make an Asset Sale Offer, the Company shall mail, within 10 days following the Asset Sale Offer Trigger Date, an unconditional notice to the Holders. Such notice shall be sent by first-class mail, postage prepaid, to the Trustee and to each Holder, at the address appearing in the register maintained by the Registrar of the Notes, and shall state:

               (2) that the Asset Sale Offer is being made pursuant to this
          Section 4.11;

               (3) that such Holders have the right to require the Company to apply the Excess Proceeds to repurchase such Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, and Liquidated Damages if any, to the Asset Sale Purchase Date, which shall be a Business Day no later than five Business Days after termination of the Asset Sale Offer Period;

               (4) that any Note not tendered or accepted for payment shall continue to accrue interest;

               (5) that any Notes accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date;

               (6) that Holders accepting the offer to have their Notes purchased pursuant to an Asset Sale Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Asset Sale Purchase Date;

               (7) that Holders shall be entitled to withdraw their acceptance of the Asset Sale Offer if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Asset Sale Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

               (8) that if the aggregate principal amount of Notes surrendered by Holders exceeds the amount of Excess Proceeds, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased);

               (9) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each such new Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

          (10) the calculations used in determining the amount of Excess Proceeds to be applied to the purchase of such Notes;

          (11) any other procedures that a Holder must follow to accept an Asset Sale Offer or effect withdrawal of such acceptance; and

          (12) the name and address of the Paying Agent.

          (g) On or before the Asset Sale Purchase Date, the Company shall, to the extent lawful, (1) accept for payment, on a pro rata basis to the extent necessary, Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been tendered, all Notes tendered, (2) deposit with the Paying Agent U.S. legal tender sufficient to pay the purchase price plus accrued and unpaid interest, and Liquidated Damages, if any, on the Notes to be purchased or portions thereof, (3) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.11. The Paying Agent shall promptly (but in any case not later than five days after the Asset Sale Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price for such Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall execute and issue, and the Trustee shall, upon receipt of an Authentication Order, promptly authenticate and make available for delivery to such Holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof. Any note not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Asset Sale Purchase Date.

         (h) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations or Gaming Laws conflict with the Asset Sales provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations or Gaming Laws and shall not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such compliance.

SECTION 4.12. Business Activities.
              -------------------

         The Company will not, and will not permit any of its Subsidiaries to, engage in any business or investment activities other than a Permitted Business. Neither the Company nor any of its Subsidiaries may conduct a Permitted Business in any gaming jurisdiction in which the Company or such Subsidiary is not licensed on the Issue Date if the Holders of the Notes would be required to be licensed as a result thereof; provided, however, that the provisions described in this sentence will not prohibit the Company or any of its Subsidiaries from conducting a Permitted Business in any jurisdiction that does not require the licensing or qualification of all the Holders, but reserves the discretionary right to require the licensing or qualification of any Holder. The Company will not, and will not permit any of its Subsidiaries to, engage in any business, development or investment activity other than at the RIH Hotel or in conjunction therewith or with the Expansion Project until the Expansion Project is complete.

SECTION 4.13. Corporate Existence.
              -------------------

         Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof will not have a material adverse effect on the ability of the Company to pay the Company Obligations when due.

SECTION 4.14. Offer to Repurchase upon Change of Control.
              ------------------------------------------

         (a) If a Change of Control occurs, the Company shall be obligated to make an offer to purchase (the "Change of Control Offer") all or any part of each Holder's outstanding Notes at a purchase price (the "Change of Control Payment") in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, and Liquidated Damages thereon, if any, to the Change of Control Purchase Date (as defined below) in accordance with the procedures set forth below.

         (b) Within 30 days following any Change of Control, the Company shall send by first-class mail, postage prepaid, to the Trustee and to each Holder, at the address appearing in the register maintained by the Registrar of the Notes, a notice stating:

               (1) a Change of Control has occurred, describing the Change of Control transaction and that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes tendered shall be accepted for payment;

               (2) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no later than five days after the termination of the Change of Control Offer Period (as defined below) (the "Change of Control Purchase Date"));

               (3) that any Note not tendered shall continue to accrue interest;

               (4) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

               (5) that Holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled "Option of the Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Purchase Date;

               (6) that Holders shall be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

               (7) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

               (8) any other procedures that a Holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

               (9) the name and address of the Paying Agent.

               (c) On the Change of Control Purchase Date, the Company shall, to the extent lawful:

               (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

               (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

               (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

         (d) The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Purchase Price for such Notes, and the Trustee, upon receipt of an Authentication Order, shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof.

         (e) The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

         (f) The Change of Control Offer will remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Change of Control Offer Period"). No later than five Business Days after the termination of the Change of Control Offer Period, the Company will purchase all Notes tendered in response to the Change of Control Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made. If the Change of Control Purchase Date is on or after an Interest Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the person in whose name a Note is registered at the close of business on such Re-cord Date, and no additional interest will be payable to Holders who tender Notes pursuant to the Change of Control Offer.

         (g) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

         (h) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with a Change of Control. To the extent that the provisions of any securities laws or regulations or Gaming Laws conflict with the Change of Control provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations or Gaming Laws and shall not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such compliance.

         (i) This Section 4.14 will apply to any transaction that constitutes or would constitute a Change in Control, notwithstanding that the provisions of this Indenture may also apply to the transaction.

SECTION 4.15. [Reserved]

SECTION 4.16.  Events of Loss.
               --------------

         (a) In the event of an Event of Loss with respect to any Collateral with a Fair Market Value (or replacement cost, if greater) in excess of $1.0 million, the Company or the affected Guarantor, as the case may be, may apply the Net Loss Proceeds from such Event of Loss to the rebuilding, repair, replacement or construction of improvements to the property affected by such Event of Loss (the "Subject Property"), with no concurrent obligation to offer to purchase any of the Notes; provided, however, that the Company delivers to the Trustee within 90 days of such Event of Loss:

               (1) a written opinion from a reputable contractor (as determined in good faith by the Company) that the Subject Property can be rebuilt, repaired, replaced or constructed, and operating within 365 days from the date of such certification;

               (2) an Officers' Certificate certifying that the Company or the affected Guarantor has available from Net Loss Proceeds (including amounts collectible from the applicable insurance carrier) or other sources sufficient funds to complete the rebuilding, repair, replacement of construction described in clause (1) above (in the case of the Expansion Project) or otherwise.

         (b) Any Net Loss Proceeds that are not reinvested or not permitted to be reinvested as provided in subsection (a) of this Section 4.16 shall be deemed "Excess Loss Proceeds." Within ten days following the date on which the aggregate amount of Excess Loss Proceeds exceeds $10.0 million (the "Event of Loss Offer Trigger Date"), the Company shall make an offer (an "Event of Loss Offer") to all Holders to purchase with the proceeds of Events of Loss the maximum principal amount of Notes that may be purchased out of the Excess Loss Proceeds. The offer price in any Event of Loss Offer shall be equal to 100% of the principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and shall be payable in cash. If any Excess Loss Proceeds remain after consummation of an Event of Loss Offer, the Company may use such Excess Loss Proceeds for any purpose not otherwise prohibited by this Indenture and the Collateral Documents. If the aggregate principal amount of Notes tendered pursuant to an Event of Loss Offer exceeds the Excess Loss Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis based on the principal amount of Notes tendered. Upon completion of any such Event of Loss Offer, the amount of Excess Loss Proceeds shall be reset at zero.

         (c) If the Company is required to make an Event of Loss Offer, the Company shall mail, within 10 days following the Event of Loss Offer Trigger Date, an unconditional notice to the Holders. Such notice shall be sent by first-class mail, postage prepaid, to the Trustee and to each Holder, at the address appearing in the register maintained by the Registrar of the Notes, and shall state:

               (1) that the Event of Loss Offer is being made pursuant to this
          Section 4.16;

               (2) that such Holders have the right to require the Company to apply the Excess Loss Proceeds to repurchase such Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the purchase date which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed (the "Excess Loss Proceeds Payment Date");

               (3) that any Note not tendered or accepted for payment shall continue to accrue interest;

               (4) that any Notes accepted for payment pursuant to the Event of Loss Offer shall cease to accrue interest after the Excess Loss Proceeds Payment Date;

               (5) that Holders accepting the offer to have their Notes purchased pursuant to an Event of Loss Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Excess Loss Proceeds Payment Date;

               (6) that Holders shall be entitled to withdraw their acceptance of the Event of Loss Offer if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Excess Loss Proceeds Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

               (7) that if the aggregate principal amount of Notes surrendered by Holders exceeds the amount of Excess Loss Proceeds, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or integral multiples thereof, shall be purchased);

               (8) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each such new Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

               (9) the calculations used in determining the amount of Excess Loss Proceeds to be applied to the purchase of such Notes;

               (10) any other procedures that a Holder must follow to accept an Event of Loss Offer or effect withdrawal of such acceptance; and

               (11) the name and address of the Paying Agent.

         (d) On the Excess Loss Proceeds Payment Date, the Company shall, to the extent lawful, (1) accept for payment, on a pro rata basis to the extent necessary, Notes or portions thereof tendered pursuant to the Event of Loss Offer, (2) deposit with the Paying Agent U.S. legal tender sufficient to pay the purchase price plus accrued and unpaid interest, if any, on the Notes to be purchased or portions thereof, (3) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.16. The Paying Agent shall promptly mail to each Holder so accepted payment in an amount equal to the purchase price for such Notes, and the Company shall execute and issue, and the Trustee shall, upon receipt of an Authentication Order, authenticate and make available for delivery to such Holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof. The Company shall publicly announce the results of the Event of Loss Offer on the Excess Loss Proceeds Payment Date.

         (e) Prior to the date on which the Expansion Project is completed, the Net Loss Proceeds shall, pending their application in accordance with this
Section 4.16 or the release thereof in accordance with Article 11, be deposited in the Construction Disbursement Account under this Indenture; provided, however, that any such Net Loss Proceeds will be disbursed in a manner consistent with the Plans and the Construction Disbursement Budget. All other Net Loss Proceeds of any Collateral shall, pending their application in accordance with this Section 4.16 or the release thereof in accordance with
Article 11 be deposited in the Collateral Account.

         (f) With respect to any Event of Loss pursuant to clause (3) of the definition of "Event of Loss" with respect to property that has a Fair Market Value (or replacement cost, if greater) in excess of $10.0 million, the Company or the affected Guarantor, as the case may be, shall be required to receive consideration (i) at least equal to the Fair Market Value of the property subject to the Event of Loss and (ii) with respect to any Event of Loss of any portion of the Expansion Project, at least 90% of which is in the form of cash or Cash Equivalents.

         (g) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes as a result of an Event of Loss Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with the Event of Loss provisions of this Indenture, the Company shall comply with the applicable securi-ties laws and regulations and shall not be deemed to have breached its obligations under this Section 4.16 by virtue of such compliance.

SECTION 4.17. [Reserved]
              ----------

SECTION 4.18. Additional Guarantees.
              ---------------------

         If the Company or any of its Subsidiaries acquires or creates another Subsidiary after the Issue Date, then that newly acquired or created Subsidiary must become a Guarantor and, within five Business Days of the date on which it was acquired or created (except (i) all Subsidiaries that have been properly designated as Unrestricted Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries and (ii) any Subsidiary having property with an aggregate Fair Market Value of not more than $25,000), execute and deliver to the Trustee (A) a supplemental Indenture, (B) a joinder to the Security Agreement in the form of Exhibit 3 to the Security Agreement, (C) an Opinion of Counsel and (D) all the Collateral Documents and other items required pursuant to Section 10.01 relating to such Subsidiary's property to the extent required by the terms of the Security Agreement.

SECTION 4.19. Maintenance of Properties; Insurance, Books and Records.
              -------------------------------------------------------

         (a) Subject to, and in compliance with, the provisions of Article 10 and the provisions of the applicable Collateral Documents, the Company shall cause all material properties used or useful in the conduct of its business or the business of any of the Subsidiaries to be maintained and kept in operating condition, repair and working order (ordinary wear and tear and casualty loss excepted) and supplied with all necessary Equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto; provided, that the Company shall not be obligated to make such repairs, renewals, replacements, betterments and improvements that would not result in a material adverse effect on the ability of the Company and the Subsidiaries to pay the Company Obligations or the Guarantee Obligations when due.

         (b) The Company shall maintain, and shall cause the Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size in the locations which such business is conducted. Customary insurance coverage will be deemed to include, without limitation, the following:

               (1) workers' compensation insurance to the extent required to comply with all applicable state, territorial or United States laws and regulations, or the laws and regulations of any other applicable jurisdiction;

               (2) comprehensive general liability insurance;

               (3) umbrella or excess liability insurance providing excess liability coverages over and above the foregoing underlying insurance policies;

               (4) business interruption insurance at all times, and

               (5) property insurance protecting the property against losses or damages as is customarily covered by an "all-risk" policy or a property policy covering "special" causes or loss for a business of similar type and size; provided, however, that such insurance will provide coverage of not less than the lesser of (a) 120% of the outstanding principal amount of the notes plus accrued and unpaid interest or (b) 100% of actual replacement value (as determined at each policy renewal based on recognized means) of any improvements customarily insured consistent with industry standards and, in each case, with a deductible no greater than 2% or such greater amount as is available on commercially reasonable terms (other than earthquake or flood insurance, for which the deductible may be up to 10% of such replacement value).

         (c) All insurance required by this Section 4.19 (except worker's compensation and property insurance relating to property not constituting Collateral) will name the Company and the Trustee as additional insureds or loss payees, as the case may be, with losses in excess of $1.0 million payable jointly to the Company and the Trustee (unless a Default or Event of Default has occurred and is then continuing, in which case all losses are payable solely to the Trustee), with no recourse against the Trustee for the payment of premiums, deductibles, commissions or club calls, and for at least 30 days' notice of cancellation.

         (d) All such insurance policies will be issued by carriers having an A.M. Best & Company, Inc. rating of A or higher and a financial size category of not less than X or, if such carrier is not rated by A.M. Best & Company, Inc., having the financial stability and size deemed appropriate by an opinion from a reputable insurance broker.

         (e) The Company will deliver to the Trustee on the Issue Date and each anniversary thereafter a certificate of an insurance agent describing the insurance policies obtained by the Company and its Subsidiaries, together with an Officers' Certificate stating that such policies comply with this Section
4.19 and the related applicable provisions of the Collateral Documents.

         (f) The Pledgors shall not purchase separate insurance policies concurrent in form or contributing in the Event of Loss with the insurance policies required to be maintained under this Section 4.19 unless the Trustee is included thereon as an additional insured and, if applicable, with loss payable to the Trustee under an endorsement containing the provisions described in
Section 4.19(b). The Pledgors shall immediately notify the Trustee in writing whenever any such separate insurance policy is obtained and shall promptly deliver to the Mortgagee the insurance policy or Insurance Certificate evidencing such insurance.

         (g) The Pledgors may maintain the coverages required by Section 4.19 under blanket policies covering the Collateral and other locations owned or operated by the Pledgors or an Affiliate of the Pledgors if the terms of such blanket policies otherwise comply with the provisions of Section 4.19(b) and contain specific coverage allocations in respect of the Premises complying with the provisions of Section 4.19(b).

         (h) If there shall occur any Event of Loss that has a Fair Market Value (or replacement cost, if greater) in excess of $1.0 million, the applicable Pledgor shall promptly send to the Trustee a written notice setting forth the nature and extent of such Event of Loss in accordance with the provisions of
Section 11.02.

SECTION 4.20. Further Assurances.
              ------------------

         (a) The Company shall, and shall cause each of its Subsidiaries to, execute and deliver such additional instruments, certificates or documents, and take all such actions as may be reasonably required from time to time in order to:

               (1) carry out more effectively the purposes of the Collateral Documents;

               (2) create, grant, perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens created, or intended to be created, by the Collateral Documents; and

               (3) ensure the protection and enforcement of any of the rights granted or intended to be granted to the Trustee under any other instrument executed in connection therewith.

         (b) Upon the exercise by the Trustee or any Holder of any power, right, privilege or remedy under this Indenture or any of the Collateral Documents which requires any consent, approval, recording, qualification or authorization of any governmental authority (including any Gaming Authority), the Company shall, and shall cause each of its Subsidiaries to, execute and deliver all applications, certifications, instruments and other documents and papers that may be required from the Company or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization, subject to the last paragraph of Section 3.09 hereof.

SECTION 4.21. Sale and Leaseback Transactions.
              -------------------------------

         The Company shall not, and shall not permit any of its Subsidiaries to, enter into any Sale and Leaseback Transaction; provided, however, that the Company or any Subsidiary may enter into a Sale and Leaseback Transaction if:

               (1) the Company could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction under the Fixed Charge Coverage Ratio test in Section 4.08(1) and (b) incurred a Lien to secure such Indebtedness under
          Section 4.09 hereof;

               (2) the gross cash proceeds of that Sale and Leaseback Transaction are at least equal to the Fair Market Value of the property that is the subject of that Sale and Leaseback Transaction; and

               (3) the transfer of property in such Sale and Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.11 hereof.

         The Trustee will receive an Officer's Certificate from the Company with respect to the satisfaction of the conditions set forth in (1), (2) and (3) above.

SECTION 4.22. Deposit of Proceeds of Notes on the Issue Date into the Accounts.
              ----------------------------------------------------------------

         (a) On the Issue Date, the Company shall enter into the Disbursement Agreement and deposit (or cause to be deposited) into (x) the Construction Disbursement Account not less than $89.0 million of the net proceeds from the issuance of the Notes and (y) the Liquidity Disbursement Account the Additional Equity Contribution.

         (b) The Company shall, pursuant to the Disbursement Agreement, grant a first priority perfected security interest in the Accounts to the Trustee for its benefit and the benefit of the Holders, in order to secure all monetary obligations of the Company under the Notes and any other monetary obligation, now or hereafter arising, of every kind and nature, owed by the Company under this Indenture to the Holders or to the Trustee for the benefit of the Holders.

         (c) Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Disbursement Agreement (including, without limitation, the provisions providing for foreclosure and release of funds from the Construction Disbursement Account) as the same may be in effect or may be amended from time to time in accordance with its terms, and authorizes and directs the Trustee to enter into the Disbursement Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith.

         (d) The release of any funds from Construction Disbursement Account pursuant to the Disbursement Agreement shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof.

         (e) The Trustee, in its sole discretion and without the consent of the Holders, may take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Disbursement Agreement and (ii) collect and receive any and all amounts payable in respect of the monetary obligations of the Company thereunder. The Trustee shall have power to institute and to maintain such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Construction Disbursement Account (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest under the Disbursement Agreement or be prejudicial to the interest of the Holders or of the Trustee).

SECTION 4.23. Transactions with Affiliates.
              ----------------------------

         (a) The Company shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties to, or purchase any property from, or enter into or make or amend any contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

               (1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated person; and

               (2) the Company delivers to the Trustee:

          (a) with respect to any Affiliate Transaction entered into after the Issue Date involving aggregate consideration in excess of $1.0 million, a Board Resolution set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause
               (a)(1) of this Section 4.23 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

          (b) with respect to any Affiliate Transaction (x) involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing.

               (b) The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of the immediately preceding paragraph:

               (1) any employment-related agreement (including noncompetition and confidentiality agreements) entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary;

               (2) transactions between or among the Company and/or its Wholly Owned Subsidiaries;

               (3) dividends by the Company or one of its Subsidiaries permitted by Section 4.07;

               (4) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees, agents or consultants of the Company or any of its Subsidiaries as determined in good faith by the Board of Directors of the Company;

               (5) any sale or other issuance of Equity Interests (other than Disqualified Equity Interests) of the Company;

               (6) tax sharing agreements with Holdings so long as any payments made pursuant to such agreements are permitted by Section 4.07(b)(9); and

               (7) registration rights under applicable securities laws under agreements in effect on the Issue Date and reasonable similar agreements entered into from time to time after the Issue Date.

In addition to the exceptions set forth in Section 4.23(b), (x) any licensing agreement relating to intellectual property, any Restricted Payments (other than dividends) and Permitted Investments need only satisfy the requirements of
Section 4.23(a)(1) and 4.23(2)(a) and (y) payments by the Company or any Guarantor to Colony Capital, LLC or any of its Affiliates as reimbursement for all reasonable out-of-pocket expenses actually incurred in connection with its direct or indirect ownership of the Company or its Subsidiaries and Unrestricted Subsidiaries or the management, operation, construction, and expansion of the RIH Hotel need only satisfy the requirements of Section 4.23(a)(1).

SECTION 4.24. Designation of Restricted and Unrestricted Subsidiaries.
              -------------------------------------------------------

               (a) The Board of Directors may designate (a "Designation") any Subsidiary of the Company to be an Unrestricted Subsidiary if such Designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Subsidiaries in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such Designation and will reduce the amount available for Restricted Payments under Section 4.07(a)(iii) hereof. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the Fair Market Value of such Investments at the time of such Designation. Such Designation will only be permitted if such Restricted Payment would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Upon such Designation as an Unrestricted Subsidiary, such Subsidiary shall no longer constitute a Guarantor or Pledgor and the Trustee shall, at the written request of the Company or the Guarantor execute and deliver such documents to confirm the release of the Subsidiary as a Guarantor and Pledgor (and to release such Subsidiary from its obligations under the Collateral Documents and the Registration Rights Agreement).

               (b) The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the property proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment.

               (c) Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the conditions set forth in the definition of "Unrestricted Subsidiary" and was permitted by Section
          4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the conditions for continued designation as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Unrestricted Subsidiary shall be deemed to be incurred by a Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date pursuant to Section 4.08 hereof, the Company shall be in default of such Section 4.08. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such Designation shall be deemed to be an incurrence of Indebtedness by a Subsidiary and such Designation will only be permitted if (i) such Indebtedness is permitted to be incurred under Section 4.08 hereof, and (ii) no Default or Event of Default would be in existence following such Designation.

               (d) Upon the redesignation of an Unrestricted Subsidiary as a Subsidiary, such Subsidiary shall execute a supplemental Indenture to become a Guarantor and shall become a party to all applicable Collateral Documents.

SECTION 4.25. Expansion Project.
              -----------------

         (a) Prior to making a change to the Plans relating to the Expansion Project that is materially different from the minimum facilities ("Minimum Facilities") set forth below, the Company shall obtain the prior written consent of the Holders of a majority in principal amount of the notes then outstanding.

               (b) The Minimum Facilities are as follows:

               (1) construction of a new hotel tower of at least 26 stories with not less than 345 rooms of each not less than approximately 510 square feet and 35 suites of each not less than approximately 900 square feet;

               (2) enlargement of the gaming floor of the casino by not less than 12,000 square feet; and

               (3) relocation and expansion of the existing lobby and porte cochere areas substantially in accordance with Plans.

               (c) The Company shall not implement a change to the Plans that would cause budgeted construction and development costs to exceed $115.5 million, unless the Company and/or any of its Subsidiaries deposits into the Construction Disbursement Account the amount of such budgeted excess from sources other than borrowing under a Revolving Credit Facility pursuant to clause (1) of the definition of "Permitted Indebtedness."

               (d) The Company will cause the construction of the Expansion Project to be undertaken with reasonable diligence and continuity.

                                    ARTICLE 5

                                   SUCCESSORS

SECTION 5.01. Merger, Consolidation or Sale of Assets.
              ---------------------------------------

               The Company shall not, directly or indirectly, in a single transaction or series of related transactions: (x) consolidate or merge with or into another person ; or (y) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties of the Company and its Subsidiaries taken as a whole, in one or more related transactions, to another person, unless:

               (1) the Company is the surviving corporation, or the entity or the person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (such surviving corporation, entity or transferee person, the "Surviving Entity"), is a corporation, limited liability company or partnership organized or existing under the laws of the United States, any state thereof or the District of Columbia;

               (2) the Surviving Entity assumes all the obligations of the Company under the Notes, this Indenture and the Collateral Documents pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

               (3) the Surviving Entity causes such amendments, supplements or other instruments to be filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Collateral Documents on the Collateral owned by or transferred to the Surviving Entity, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the UCC of the relevant states;

               (4) the Collateral owned by or transferred to the Surviving Entity shall:

          (a) continue to constitute Collateral under this Indenture and the Collateral Documents,

          (b) be subject to the Lien in favor of the Trustee for the benefit of the Holders of the Notes, and

          (c)  not be subject to any Lien other than Permitted Liens;

               (5) the property of the person which is merged or consolidated with or into the Surviving Entity, to the extent that it is property of the type which would constitute Collateral under the Collateral Documents, shall be treated as After-Acquired Property and the Surviving Entity shall take such action as may be reasonably necessary to cause such property to be made subject to the Lien of the Collateral Documents in the manner and to the extent required in this Indenture;

               (6) immediately after giving pro forma effect to such transaction, no Default or Event of Default exists;

               (7) the Company or the person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.08; provided that this clause (7) shall not be applicable if the sole purpose of such transaction (as determined by the Board of Directors of the Company evidenced by a Board Resolution) is to change the state of incorporation of the Company and such person (if other than the Company) is, prior to such transaction, a "shell" person formed solely for the purpose of such transaction;

               (8) immediately after such transaction, the Company or the Surviving Entity, as applicable, holds all permits required for operation of the business of, and such entity is controlled by a person or entity (or has retained a person or entity which is) experienced in, operating casino hotels or otherwise holds all permits (including those required from Gaming Authorities) to operate its business; and

               (9) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel addressed to the Trustee, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or disposition and such supplemental indenture, if any, comply with this Indenture and that such supplemental indenture is enforceable.

SECTION 5.02. Successor Corporation Substituted for the Company.
              -------------------------------------------------

               Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the property of the Company in accordance with

Section 5.01 hereof, the successor person formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" or the "Subsidiary" shall refer instead to the successor corporation and not to the Company or the Subsidiary), and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor person had been named as the Company, except in the case of a lease, the predecessor person shall be relieved of all obligations and covenants under the Notes and this Indenture and the Collateral Documents.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default.
              -----------------

               An "Event of Default" wherever used herein means any one of the following events:

               (1) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes;

               (2) default in payment when due of the principal of or premium, if any, on the Notes;

               (3) (a) default in the payment of principal of, premium, if any, and interest, or Liquidated Damages, if any, on Notes required to be purchased with respect to a Change of Control Offer, Asset Sale Offer or Event of Loss Offer, when such payment would be due and payable under the provisions of this Indenture; and (b) failure to perform or comply with the provisions of Section 5.01 or Section 4.07 hereof but only if the failure to comply with Section 4.07 is not able to be cured and is caused by a Restricted Payment described in clauses (1) through (3) of the paragraph (a) of such Section 4.07;

               (4) failure by (a) the Company or any of the Guarantors for 45 days after notice thereof given as described below to comply with any of the other agreements in this Indenture, the Notes or the Guarantees not set forth in clause (3) above or (b) the Company or any of the Guarantors for 30 days after notice thereof given as described below to comply with any of the agreements in the Disbursement Agreement or any other Collateral Document;

               (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the Issue Date, which default:

          (a) is caused by a failure to pay principal of such Indebtedness at final maturity (a "Payment Default"), or

          (b) results in the acceleration of such Indebtedness prior to its final maturity,

          and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

               (6) failure by the Company, any Guarantor or any of the Company's Significant Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days (net of applicable insurance coverage which is acknowledged in writing by the insurer);

               (7) failure by the Company or any Guarantor for 60 days following notice thereof to be in material compliance with any representation or warranty in any material respect in the Collateral Documents or in any certificates delivered in connection therewith, the repudiation by the Company or any Guarantor of any of its obligations under the Collateral Documents or the unenforceability or invalidity of the Collateral Documents against the Company or any Guarantor for any reason;

               (8) any revocation, suspension, expiration without any previous or concurrent renewal, or loss of any Gaming License (other than a liquor license) of the Company or any of its Subsidiaries (other than any voluntary relinquishment of any such Gaming License if such relinquishment, in the reasonable good faith judgment of the Board of Directors of the Company, evidenced by a Board Resolution, is both desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and would not in any material respect reasonably be expected to impair the Company's ability to pay principal of and interest on the Notes or to materially impair the value of the Collateral) that results in the cessation or suspension for a period of more than 90 consecutive days of any material gaming operations of the Company or any Subsidiary;

               (9) the cessation or suspension of any material gaming operations of the Company or any of its Subsidiaries, taken as a whole, for more than 90 consecutive days (other than as a result of a casualty loss or if the Company or one of its Subsidiaries has received the proceeds of its business interruption insurance until such proceeds have been expended);

               (10) except as permitted by this Indenture, any Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor, or any person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Guarantee;

               (11) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

          (a)  commences a voluntary case,

          (b) consents to the entry of an order for relief against it in an involuntary case,

          (c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

          (d)  makes a general assignment for the benefit of its creditors, or

          (e)  generally is not paying its debts as they become due; or

               (12) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (a) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case,

          (b) appoints a Custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, or

          (c) orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary,

          and such order or decree remains unstayed and in effect for 60 consecutive days.

               The term "Bankruptcy Law" means the Bankruptcy Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

SECTION 6.02. Acceleration.
              ------------

               If an Event of Default (other than an Event of Default specified in clauses (11) and (12) of Section 6.01 relating to the Company or any Gaming Subsidiary occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Company and the Trustee may declare the unpaid principal, premium, if any, of and any accrued interest on all the Notes to be due and payable. Upon such declaration the principal, premium, if any, and interest shall be due and payable immediately (together with the premium referred to in Section 6.02, if applicable). If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clauses (11) or (12) of Section 6.01 with respect to the Company or any Gaming Subsidiary, all outstanding Notes will become due and payable without further action or notice.

               If an Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding; provided that, if such Event of Default occurs prior to March 15, 2007, such premium (expressed as a percentage of principal amount of the Notes) shall equal the interest rate then borne by the Notes.

SECTION 6.03. Other Remedies.
              --------------

               If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy, including, without limitation, foreclosure on the Collateral, to collect the payment of principal, premium, if any, and interest and Liquidated Damages, if any, on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Collateral Documents.

               The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Defaults.
              -----------------------

               Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by written to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder and under the Notes, the Guarantees and the Collateral Documents, except a continuing Default or Event of Default in the payment of the principal of, premium or interest, and Liquidated Damages, if any, on the Notes (including in connection with an offer to purchase) or in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05. Control by Majority.
              -------------------

               Holders of a majority in principal amount of the then outstanding Notes may direct, in writing, the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability or any cost, loss or expense and such Holders have not agreed to indemnify the Trustee.

SECTION 6.06. Limitation on Suits.
              -------------------

               A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

               (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

               (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder to pursue the remedy;

               (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any cost, loss, liability or expense;

               (d) the Trustee does not comply with such request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

               (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

A Holder of a Note may not use this Indenture or the Collateral Documents to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07. Rights of Holders to Receive Payment.
              ------------------------------------

               Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and interest on the Note, and Liquidated Damages, if any, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture and the Collateral Documents upon any of the Collateral.

SECTION 6.08. Collection Suit by Trustee.
              --------------------------

               If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of and premium and interest and Liquidated Damages, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. Trustee May File Proofs of Claim.
              --------------------------------

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. Priorities.
              ----------

               If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

               First: to the Trustee, its agents and attorneys for all amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

               Second: to Holders for amounts due and unpaid on the Notes for principal and interest, and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and interest and Liquidated Damages, if any, respectively; and

               Third: to the Company or to such party as a court of competent jurisdiction shall direct.

               The Trustee may fix a Record Date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11. Undertaking for Costs.
              ---------------------

               In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note on or after the respective maturity or payment dates expressed in such Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                    ARTICLE 7

                                     TRUSTEE

SECTION 7.01. Duties of Trustee.
              -----------------

               (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

               (b) Except during the continuance of an Event of Default:

               (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Collateral Documents and the Trustee need perform only those duties that are specifically set forth in this Indenture and the Collateral Documents and no others, and no implied covenants or obligations shall be read into this Indenture or the Collateral Documents against the Trustee; and

                           (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture or the Collateral Documents. However, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture or the Collateral Documents.

               (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) this paragraph does not limit the effect of paragraph (b) of this Section;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof, for any consequential or punitive damages or in exercising any trust or power conferred upon the Trustee under this Indenture.

               (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this
Section 7.01 and Section 7.02.

               (e) No provision of this Indenture or the Collateral Documents shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture or the Collateral Documents at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

               (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02. Rights of Trustee.
              -----------------

               (a) In connection with the Trustee's rights and duties under this Indenture or the Collateral Documents, the Trustee may conclusively rely upon and shall be protected from acting or refraining from acting upon any document or instrument believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

               (b) Before the Trustee acts or refrains from acting under this Indenture or the Collateral Documents, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be fully authorized and protected from liability in respect of any action taken, suffered or omitted by it hereunder or pursuant to the Collateral Documents in good faith and in reliance thereon.

               (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

               (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture or the Collateral Documents.

               (e) Unless otherwise specifically provided in this Indenture or the Collateral Documents, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

               (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Collateral Documents at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction in writing.

               (g) Except with respect to Section 4.01 hereof, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in
Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.01(1), 6.01(2) and 4.01 or (ii) any Default or Event of Default of which the Trustee shall have received written notification in accordance with the terms of this Indenture or obtained actual knowledge.

               (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any Board Resolution, Officer's Certificate, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney.

               (i) To the extent any provisions of the Collateral Documents conflict with or are silent with respect to the matters set forth in this
Article 7, this Article 7 shall be controlling.

               (j) The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its rights to be indemnified, are extended to, and shall be enforceable by the Trustee in each of its capacities hereunder, and to each agent, custodian and other person employed to act hereunder.

SECTION 7.03. Individual Rights of Trustee.
              ----------------------------

               The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections
7.10 and 7.11 hereof.

SECTION 7.04. Trustee's Disclaimer.
              --------------------

               The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or any of the Collateral Documents, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes (including, without limitation, the Offering Memorandum) or pursuant to this Indenture or the Collateral Documents other than its certificate of authentication.

SECTION 7.05. Notice of Defaults.
              ------------------

               If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.06. Reports by Trustee to Holders.
              -----------------------------

               Within 60 days after each May 15 beginning with the May 15 following the Issue Date, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

               A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA ss. 313(d). The Company shall promptly notify the Trustee in writing when the Notes are listed on any stock exchange.

SECTION 7.07. Compensation and Indemnity.
              --------------------------

               The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and the Collateral Documents and services rendered by it hereunder and thereunder. The Trustee's compensation shall not be limited by any law in regard to the law of compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

               The Company shall indemnify the Trustee and in its other capacities as provided herein and in the Collateral Documents and its officers, directors, employees, agents and affiliates against any and all losses, liabilities or expenses (including reasonable attorneys' fees) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, the Collateral Documents and any landlord waiver or consent, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, under the Collateral Documents or under any landlord waiver or consent. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its prior written consent, which consent shall not be unreasonably withheld.

               The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and the termination of any Collateral Document.

               To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money and property held or collected by the Trustee, except money held in trust to pay principal, premium, if any, and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture and the termination of any Collateral Documents.

               When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(11) or 6.01(12) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

               The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

SECTION 7.08. Replacement of Trustee.
              ----------------------

               A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

               The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

               (a) the Trustee fails to comply with Section 7.10 hereof;

               (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

               (c) a custodian or public officer takes charge of the Trustee or its property; or

               (d) the Trustee becomes incapable of acting.

               If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

               If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

               If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

               A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers, trusts and duties of the retiring Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien pro-vided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger, etc.
              --------------------------------

               If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10. Eligibility; Disqualification.
              -----------------------------

               There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

               This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

SECTION 7.11. Preferential Collection of Claims Against Company.
              -------------------------------------------------

               The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

SECTION 7.12. Force Majeure.
              -------------

               In no event shall the Trustee, in each of its capacities hereunder or under the Collateral Documents, be liable for any failure or delay in the performance of its obligations hereunder or thereunder because of circumstances beyond its control , including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo and government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of services or obligations contemplated by this Indenture or the Collateral Documents.

                                    ARTICLE 8

        DISCHARGE OF INDENTURE; LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01. Satisfaction and Discharge.
              --------------------------

               This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights or registration of transfer or exchange of Notes) as to all outstanding Notes when either:

               (a) all Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

               (b) (i) all such Notes not theretofore delivered to the Trustee for cancellation have or will (upon the mailing of a notice or notices deposited with the Trustee together with irrevocable instructions to mail such notice or notices to Holders of the Notes) become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in the trust for the purpose an amount of money sufficient to pay and discharge the entire Indebtedness of the Notes not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the date of such deposit; (ii) the Company has paid all sums payable by it under this Indenture; and (iii) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be.

In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

               Notwithstanding the foregoing paragraphs, the Company's obligations in Article 2 and in Sections 4.01, 4.02, 7.07, 7.08, 8.07 and 8.08 shall survive until the Notes are no longer outstanding. After the Notes are no longer outstanding, the Company's obligations in Sections 7.07, 8.07 and 8.08 shall survive.

               After such delivery or irrevocable deposit the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes, the Guarantees and this Indenture except for those surviving obligations specified above.

SECTION 8.02 Option to Effect Legal Defeasance or Covenant Defeasance.
             --------------------------------------------------------

               The Company may, at the option of its Board of Directors evidenced by a Board Resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.03 or 8.04 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this
Article 8.

SECTION 8.03. Legal Defeasance and Discharge.
              ------------------------------

               Upon the Company's exercise under Section 8.02 hereof of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.05 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.06 hereof and the other Sections of this Indenture referred to in (1) and (2) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the fol-lowing provisions which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.05 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, and interest, if any, and Liquidated Damages, if any, on such Notes when such payments are due,
(2) the Company's obligations with respect to such Notes under Article 2 and
Section 4.02 hereof, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and
(4) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.03 notwithstanding the prior exercise of its option under Section 8.04 hereof.

SECTION 8.04. Covenant Defeasance.
              -------------------

               Upon the Company's exercise under Section 8.02 hereof of the option applicable to this Section 8.04, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.05 hereof, be released from their obligations under the covenants contained in Sections 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13 (other than clause (i) as it pertains to the Company), 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21, 4.22,
4.23, 4.24, 4.25 and 4.26, Article 5 hereof and Section 12.03 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section
8.02 hereof of the option applicable to this Section 8.04 hereof, subject to the satisfaction of the conditions set forth in Section 8.05 hereof, the events set forth in Sections 6.01(3) through 6.01(10) hereof shall not constitute Events of Default.

SECTION 8.05. Conditions to Legal or Covenant Defeasance.
              ------------------------------------------

               The following shall be the conditions to the application of either Section 8.03 or 8.04 hereof to the outstanding Notes:

               In order to exercise either Legal Defeasance or Covenant
Defeasance:

               (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the outstanding Notes on the stated maturity thereof or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular Redemption Date;

               (2) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that
          (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

               (3) in the case of an election under Section 8.04 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

               (4) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture, the Notes, the Subsidiary Guarantees and the Registration Rights Agreement) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

               (5) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, after the 123rd day following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

               (6) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

               (7) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel (subject to customary assumptions and exceptions), each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.06. Deposited Money and Government Securities to Be Held in Trust;
              Other Miscellaneous Provisions.
              -------------------------------------------------------------

               Subject to Section 8.07 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.06, the "Trustee") pursuant to Section 8.05 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds, except to the extent required by law.

               The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.05 hereof or the principal and interest received in respect thereof.

               Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the written request of the Company any money or non-callable Government Securities held by it as provided in Section 8.05 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.05(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.07. Repayment to Company.
              --------------------

               Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or premium or interest or Liquidated Damages, if any, on any Note and remaining unclaimed for two years after such principal, and premium, if any, Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may (but shall not be obligated to) at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

SECTION 8.08. Reinstatement.
              -------------

               If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section
8.03 or 8.04 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.03 or 8.04 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section
8.03 or 8.04 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                    ARTICLE 9

                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.  Without Consent of Holders.
               ---------------------------

         Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture, the Notes or the Guarantees without the consent of any Holder to:

          (a) cure any ambiguity, defect or inconsistency;

          (b) provide for uncertificated Notes in addition to or in place of certificated Notes;

          (c) comply with any rules of the Depository;

          (d) provide for the assumption of the Company's or any Guarantor's obligations to the Holders in the case of a merger or consolidation or a sale of all or substantially all of the Company's or any Guarantor's property pursuant to Article 5 or Article 12 hereof;

          (e) provide for additional Guarantors as set forth in Section 4.18 or to provide for the release of a Guarantor pursuant to Section 12.03;

          (f) make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights hereunder of any Holder; or

          (g) comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

         Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon written receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02. With Consent of Holders.
              -----------------------

         Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture, the Guarantees, the Collateral Documents and the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture, the Guarantees, the Collateral Documents or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes). However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

          (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of this Indenture, the Notes, the Guarantees, the Registration Rights Agreement or the Collateral Documents;

          (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to Sections 4.11, 4.14 and 4.16);

          (3) reduce the rate of or change the time for payment of interest on any Note;

          (4) waive a Default or Event of Default in the payment of principal of, or interest or premium or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment Default that resulted from such acceleration in accordance with the provisions of Article 6);

          (5) make any Note payable in money other than that stated in the Notes;

          (6) make any change in the provisions of this Indenture, the Notes, the Guarantees or the Collateral Documents relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or interest or premium or Liquidated Damages, if any, on the Notes;

          (7) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.07);

          (8) following an event or circumstances which may give rise to the requirement to make an offer as required by Sections 4.11, 4.14 or 4.16 of this Indenture, modify the provisions of such sections (or a related definition) of this Indenture requiring the Company to make an offer to purchase in a manner materially adverse to the Holders affected thereby; or

          (9) release any Guarantor from any of its obligations under its Guarantee or this Indenture, except as provided in Section 4.24;

          (10) make any change in the preceding amendment and waiver provisions.

         It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  In addition to the foregoing and except as provided under
Article 11 no portion of the Collateral may be released from the Lien of the Collateral Documents without the consent of the Holders of at least 75% in aggregate principal amount of the then outstanding Notes.

SECTION 9.03. Compliance with Trust Indenture Act.
              ------------------------------------

         Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents.
              ---------------------------------

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05. Notation on or Exchange of Notes.
              --------------------------------

         The Trustee may (but shall not be obligated to) place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee upon receipt of an Authentication Order, shall authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. Trustee to Sign Amendments, etc.
              -------------------------------

         The Trustee shall sign any amended or supplemental Indenture or Collateral Document authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture or Collateral Document until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture or Collateral Document is authorized or permitted by this Indenture.

                                   ARTICLE 10

                                   COLLATERAL

SECTION 10.01. Collateral Documents; Additional Collateral; Substitute
               -------------------------------------------------------
               Collateral.
               -----------

         (a) Collateral Documents. In order to secure the due and punctual payment of the principal or premium, if any, and interest and Liquidated Damages, if any, on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, on any Asset Sale Offer Payment Date, Excess Loss Proceeds Payment Date or Change of Control Purchase Date, or by acceleration, redemption or otherwise, and interest on the overdue principal of and (to the extent permitted by law) interest and Liquidated Damages, if any, on the Notes and the performance of all other obligations of the Company and the Guarantors to the Holders or the Trustee under this Indenture, the Notes, the Guarantees, and any other documents contemplated hereby, as the case may be, the Company, the Guarantors and the Trustee, as applicable, have simultaneously with the execution of this Indenture entered into the Collateral Documents to create the security interests and for related matters. The Trustee, the Company and the Guarantors each hereby agree that the Trustee holds its interest in the Collateral in trust for its benefit and for the benefit of the Holders pursuant to the terms of the Collateral Documents. Each of the Company and the Guarantors covenants and agrees that it shall execute, acknowledge and deliver to the Trustee such further assignments, transfers, assurances or other instruments and shall do or cause to be done all such acts and things as may be necessary or proper to assure and confirm to the Trustee its interest in the Collateral, or any part thereof, as from time to time constituted, and the right, title and interest in and to the Collateral Documents so as to render the same available for the security and benefit of this Indenture and of the Notes.

         (b) Additional Collateral. As soon as practicable following with the
             ---------------------
acquisition by the Company or ny Subsidiary of any property of the type which constitutes Collateral, to the extent not prohibited by Gaming Authorities or applicable Gaming Laws:

          (i) the Company or the applicable Guarantor, as the case may be, and the Trustee shall enter into such amendments or supplements to the Collateral Documents or such additional Mortgages (in each case in registrable or recordable form) and other Collateral Documents, in each case in accordance with the terms thereof and subject to any exclusions relating to a particular item of Collateral, and the Company shall cause such amendments, supplements, mortgages and other Collateral Documents to be filed and recorded in all such governmental offices as shall be necessary in order to grant and create a valid first priority Lien on and security interest in such After-Acquired Property in favor of the Trustee (subject to no Liens except Permitted Liens), the Company shall cause appropriate financing statements to be filed in such governmental offices as shall be reasonably necessary in order to perfect any security interest in such After-Acquired Property as to which a security interest may, under the UCC of the applicable jurisdiction, be perfected by the filing of a financing statement and, if any such After-Acquired Property consists of stock certificates, promissory notes or other property as to which, under the relevant UCC, a security interest may be perfected by possession or control, deliver such certificates, promissory notes and other property (together with stock powers or assignments duly endorsed in blank), or deliver issuer acknowledgments and control agreements relating to such property in accordance with the provisions of the applicable Collateral Documents to the Trustee;

          (ii) [Reserved]

          (iii) in the case of additional Collateral which constitutes Real Property having a Fair Market Value in excess of $1.0 million, the Company or the applicable Guarantor, as the case may be, shall also deliver to the Trustee the following:

     (A) a title insurance policy or an endorsement to an existing title insurance policy, in the American Land Title Insurance Loan Policy Extended Coverage form, or its equivalent, and in an amount at least equal to the purchase price thereof (or, if such property was not purchased or such purchase price cannot be determined by the Company, the Fair Market Value thereof), in favor of the Trustee insuring that the Lien of the Collat eral Documents or any additional Collateral Documents constitutes a valid and perfected Lien, subject to no Liens except Permitted Liens, on such Real Property in an aggregate amount equal to the purchase price or the Fair Market Value, as applicable, of the Real Property and containing such endorsements and other assurances of the type reasonably acceptable to the Trustee, together with an Officers' Certificate stating that any Liens on such Real Property are Liens expressly permitted by this Indenture and the applicable Collateral Documents;

          (B) any Opinion of Counsel required pursuant to Section 10.02(b) below;

          (C)  a Survey with respect to such Real Property;

          (D) a policy or certificate of insurance as required by any Mortgage relating to such Real Property, which policy or certificate shall bear mortgagee endorsements of the character required by Section
               10.02 of this Indenture;

         (E) evidence of payment or a closing statement indicating payments to be made by the applicable Guarantor of all title premiums, recording charges, transfer taxes and other costs and expenses including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel) that may be incurred to validly and effectively subject such Real Property to the Lien of any applicable Collateral Document to perfect such Lien;

         (F)      copies of all Leases;

         (G) an Officers' Certificate of the Company stating that there has been issued and is in effect a valid and proper certificate of occupancy or local or foreign equivalent, if required by the local or foreign codes or ordinances for the use then being made of such Real Property and that there is not outstanding any citation, violation or similar notice indicating that such Real Property contains conditions which are not in compliance with local or foreign codes or ordinances relating to building or fire safety or structural soundness which materially impairs the ability of the Real Property in question to be used for its intended purpose; and

         (H) such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as shall be necessary in order for the owner or holder of the fee interest or leasehold interest to grant the Lien contemplated by the Mortgage with respect to such Real Property; provided, that the Company shall only be required to use commercially reasonable effort to obtain the items in this clause (H); and

          (iv) the Company shall deliver to the Trustee an Opinion of Counsel and an Officers' Certificate to the effect that the documents that have been or are therewith delivered to the Trustee pursuant to this Section 10.01(b) (including any amendments, supplements, mortgages or other Collateral Documents referred to in paragraph (i) above) conform to the requirements of this Indenture.

SECTION 10.02. Recording, Registration and Opinions.
               ------------------------------------

         (a) The Company and the Guarantors shall take or cause to be taken all action required to perfect, maintain, preserve and protect the Lien on and security interest in the Collateral granted by the Collateral Documents (subject only to Permitted Liens), including without limitation, the filing of financing statements, continuation statements, Mortgages and any instruments of further assurance, in such manner and in such places as may be required by law fully to preserve and protect the rights of the Holders and the Trustee under this Indenture and the Collateral Documents to all property comprising the Collateral. The Company and the Guarantors shall from time to time promptly pay all financing, continuation statement and mortgage recording, registration and/or filing fees, charges and taxes relating to this Indenture and the Collateral Documents, any amendments thereto and any other instruments of further assurance required hereunder or pursuant to the Collateral Documents. The Trustee shall have no obligation to, nor shall it be responsible for any failure to, so register, file or record.

         (b) The Company shall furnish to the Trustee, promptly after the execution and delivery of this Indenture, Opinion(s) of Counsel required by TIA ss. 314(b)(1).

         (c) The Company shall furnish to the Trustee on the anniversary of the Issue Date in each year, beginning with 2003, an Opinion of Counsel, dated as of such date, which complies with TIA ss. 314(b)(2), either (i)(x) stating that, in the opinion of such counsel, such action has been taken with respect to the recordings, registrations, filings, re-recordings, re-registrations and refilings of this Indenture and all supplemental indentures, financing statements, continuation statements and other instruments of further assurance as are necessary to maintain the perfected Liens of the Collateral Documents under the UCC or the applicable law in those items of Collateral that can be perfected by the filing, recordings or registrations and reciting with respect to such Liens on and security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (y) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements, continuation statements, Mortgage and other documents have been executed and filed that are necessary, as of such date and during the succeeding 12 months, fully to maintain the perfection of the security interests of the Holders and the Trustee hereunder and under the Collateral Documents with respect to the Collateral; provided that if there is a required filing of a continuation statement or other instrument within such 12 month period and such continuation statement or other instrument is not effective if filed at the time of the opinion, such opinion may so state and in that case the Company shall cause a continuation statement or other instrument to be timely filed so as to maintain such Liens and security interests and shall provide a further Opinion of Counsel to the effect of this clause (i) upon the filing of the relevant continuation statement or other instrument; or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Liens or security interests.

SECTION 10.03. Release of Collateral.
               ---------------------

         (a) The Trustee shall not at any time release Collateral from the Liens created by this Indenture and the Collateral Documents unless such release is in accordance with the provisions of this Indenture and the Collateral Documents.

         (b) Anything herein to the contrary notwithstanding, at any time when an Event of Default shall have occurred and be continuing, no release of Collateral pursuant to the provisions of this Indenture or the Collateral Documents shall be effective as against the Holders.

         (c) The release of any Collateral from the Lien of the Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Collateral Documents. To the extent applicable, the Company shall comply with ss. 313(b)(1) and TIA ss. 314(d) relating to the release of property from the Lien of the Collateral Documents and relating to the substitution therefor of any property to be subjected to the Lien of the Collateral Documents. Any certificate or opinion required by TIA ss. 314(d) may be made by an Officer of the Company, except in cases where TIA ss. 314(d) requires that such certificate or opinion be made by an independent person, which person shall be an independent engineer, appraiser or other expert selected by the Company.

SECTION 10.04. Possession and Use of Collateral.
               --------------------------------

         Subject to and in accordance with the provisions of this Indenture and the Collateral Documents, so long as the Trustee has not exercised rights or remedies with respect to the Collateral in connection with an Event of Default that has occurred and is continuing, the Company and the Guarantors shall have the right to remain in possession and retain exclusive control of and to exercise all rights with respect to the Collateral (other than Trust Monies held by the Trustee, other monies or Government Securities deposited pursuant to
Article 8, and other than as set forth in the Collateral Documents and this Indenture), to freely, operate, manage, develop, lease, use, consume and enjoy the Collateral (other than Trust Monies held by the Trustee, other monies and Government Securities deposited pursuant to Article 8 and other than as set forth in the Collateral Documents and this Indenture), to alter or repair any Collateral so long as such alterations and repairs do not impair the Lien of the Collateral Documents thereon, and otherwise comply with Section 10.06 hereof, and to collect, receive, use, invest and dispose of the reversions, remainders, interest, rents, lease payments, issues, profits, revenues, proceeds and other income thereof.

SECTION 10.05. Specified Releases of Collateral.
               --------------------------------

(a) Satisfaction and Discharge; Defeasance. The Company and the Guarantors shall
    ---------------------------------------
be entitled to obtain a full release of all of the Collateral from the Liens of this Indenture and of the Collateral Documents upon payment in full of all principal, premium, if any, interest and Liquidated Damages, if any, on the Notes and of all obligations for the payment of money due and owing to the Trustee or the Holders, or upon compliance with the conditions precedent set forth in Article 8 for Legal Defeasance or Covenant Defeasance. Upon the release of any Guarantor form its obligations under this Indenture and its Guarantee pursuant to Section 12.03 hereof, such Guarantors shall be entitled to obtain the release of all of its Collateral from the Liens of this Indenture and of the Collateral Documents. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel, each to the effect that such conditions precedent have been complied with (and which may be the same
   Officers' Certificate and Opinion of Counsel required by Article 8), together with such documentation, if any, as may be required by the Trustee or the TIA (including, without limitation, TIA ss. 314(d)) prior to the release of such Collateral, the Trustee shall forthwith take all necessary action (at the written request of and the expense of the Company) to release and reconvey to the Company and the applicable Guarantors without recourse all of the Collateral, and shall deliver such Col


l
                                       -90-
lateral in its possession to the Company and the applicable Guarantors including, without limitation, the execution and delivery of releases and satisfactions wherever required.

         (b) Dispositions of Collateral in Connection with Asset Sales. The
             ----------------------------------------------------------
Company and each of the Guarantors, as the case may be, shall be entitled to obtain a release of, and the Trustee shall release from the Lien of this Indenture and the Collateral Documents, items of Collateral (other than Trust Monies, excluding Trust Monies constituting Net Proceeds from an Asset Sale, which Trust Monies are subject to release from the Lien of the Collateral Documents as provided under Article 11) (the "Released Collateral") subject to an Asset Sale upon compliance with the conditions precedent that the Company shall have delivered to the Trustee the following:

          (i) An Officer's Certificate from the Company requesting release of Released Collateral (a "Company Notice"), such Company Notice (A) specifically describing the proposed Released Collateral, (B) specifying the Fair Market Value of such Released Collateral on a date within 60 days of the Company Notice (the "Valuation Date"), (C) stating that the consideration to be received is at least equal to the Fair Market Value of the Released Collateral and such consideration to be received shall be made Collateral subject to the Collateral Documents, (D) stating that the release of such Released Collateral shall not impair the value of the remaining Collateral, taken as a whole, or interfere with or impede the Trustee's ability to realize the value of the remaining Collateral and shall not impair the maintenance and operation of the remaining Collateral,
     (E) confirming the sale of, or an agreement to sell, such Released Collateral is a bona fide sale to a person that is not an Affiliate of the Company or, in the event that such sale is to a person that is an Affiliate of the Company, confirming that such sale is being made in accordance with
     Section 4.23 and (F) certifying that such Asset Sale complies with the terms and conditions of this Indenture, including, without limitation,
     Section 4.11 hereof;

          (ii) An Officers' Certificate certifying that (A) such sale covers only the Released Collateral or such other property subject to such sale or disposition, (B) all Net Proceeds, if any, from the sale of any of the Released Collateral shall be deposited in the Collateral Account, and all Net Proceeds from the sale of any of the Released Collateral, if any, have been or will be applied pursuant to Section 4.11, (C) there is not, and shall not be, a Default or Event of Default in effect or continuing on the date thereof, the Valuation Date or the date of such Asset Sale, (D) the release of the Released Collateral shall not result in a Default or Event of Default hereunder and (E) all conditions precedent in this Indenture and the Collateral Documents to such release have been complied with;

          (iii) The Net Proceeds and other property received as consideration from the Asset Sale shall be delivered to the Trustee, together with such instruments of conveyance, assignment and transfer, if any, as may be necessary to subject to the Lien of this Indenture and the Collateral Documents all the right, title and interest of the Company and the Guarantors in and to such property;

          (iv) All documentation required by the TIA (including, without limitation, TIA ss. 314(d)), if any, prior to the release of Collateral by the Trustee, and, in the event there is to be a substitution of property for the Collateral subject to the Asset Sale, all documentation required by the TIA to effect the substitution of such new Collateral and to subject such new

Collateral to the Lien of the relevant Collateral Documents, and all documents required by Section 10.01 hereof;

          (v) An Opinion of Counsel stating that all conditions precedent herein and under any of the Collateral Documents relating to the release of such Collateral have been complied with; and

          (vi) If the Collateral to be released is (i) only a portion of a discrete parcel of Real Property, an Opinion of Counsel or date-down title endorsement confirming that after such release, the Lien of the applicable Mortgage continues unimpaired as a first priority perfected Lien upon the remaining Mortgaged Property subject only to those Liens permitted by the applicable Mortgage; and (ii) Mortgaged Property having a fair value in excess of $500,000, the Company shall have delivered to the Trustee a Survey depicting the Real Property to be released.

         Upon compliance by the Company with the conditions precedent set forth above, the Trustee shall cause to be released and reconveyed to the Company or the applicable Guarantor the Released Collateral without recourse by executing a release in the form provided by the Company or the applicable Guarantor and reasonably acceptable to the Trustee.

         (c) Release of Collateral in Connection with Events of Loss. The
             --------------------------------------------------------
Company and the Guarantors, as the case may be, shall be entitled to obtain a release of, and the Trustee shall release from the Lien of this Indenture and the Collateral Documents, items of Collateral (other than Trust Monies, excluding Trust Monies constituting Net Loss Proceeds from an Event of Loss, which Trust Monies are subject to release from the Lien of the Collateral Documents as provided under Article 11) subject to an Event of Loss, upon compliance with the conditions precedent that the Company shall have delivered to the Trustee the following:

          (i) an Officers' Certificate of the Company certifying that (A) such Collateral is the subject of an Event of Loss and the amount of the Net Loss Proceeds, and (B) all conditions precedent to such release have been complied with;

          (ii) the Net Loss Proceeds to be held as Trust Monies subject to the disposition thereof pursuant to Article 11;

          (iii) all documentation required by the TIA (including, without limitation, TIA ss. 314(d)), if any, prior to the release of Collateral by the Trustee; and

          (iv) an Opinion of Counsel substantially to the effect:

               (1) if applicable, that such property has been taken by eminent domain, or has been sold pursuant to the exercise of a right vested in a governmental authority to purchase, or to designate a purchaser or order a sale of, such property in lieu of the exercise of the right of condemnation or eminent domain;

               (2) in the case of a taking by eminent domain, that the award for the property so taken has become final and that an appeal from such award is not advisable in the interests of the Company or the Holders, which opinion as to factual ma ters may rely on a certificate of an officer of the Company or a Guarantor, as applicable; and

               (3) that the instrument or instruments and the award or payment of such Taking which have been or are therewith delivered to and deposited with the Trustee conform to the requirements of this Indenture and the applicable Collateral Documents and that, upon the basis of such application, the Trustee is permitted by the terms hereof and of the Collateral Documents to execute and deliver the release requested, and that all conditions precedent herein and in the Collateral Documents provided for relating to such release have been complied with.

         In any proceedings for the taking of any part of the Collateral, the Trustee may be represented by counsel acceptable to the Trustee.

         Upon compliance by the Company with the conditions precedent set forth above, the Trustee shall cause to be released and reconveyed to the Company or the applicable Guarantor without recourse the aforementioned items of Collateral which are the subject of such Event of Loss by executing a release in the form provided by the Company or the applicable Guarantor acceptable to the Trustee.

SECTION 10.06. Unconditional Release of Collateral From Lien of Indenture and
               --------------------------------------------------------------
               Collateral Documents.
               ---------------------

         Notwithstanding the provisions of Section 10.05 and subject to Sections
10.07 and 13.01 below, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Company or any Guarantors may, release from the Lien of this Indenture and the Collateral Documents (and upon the request of the Company, the Trustee shall confirm in writing any such release) item of Collateral without any prior consent by the Trustee, to conduct ordinary activities with respect to the Collateral, including:

               (i) selling or otherwise disposing of, in any transaction or series of related transactions of any property that may be defective or may have become worn out, defective or obsolete or is not used or useful in the operation of the Company or any Guarantor and which has an aggregate Fair Market Value of $100,000 or less except for such property that is sold or otherwise disposed of in connection with the Energy Arrangement which may be sold without regard to a maximum aggregate amount;

               (ii) selling or otherwise disposing of, in any transaction or series of related transactions, any property (including the Warehouse Assets) subject to the Lien of the Collateral Documents which has become worn out or obsolete and which is replaced by property of substantially equivalent or greater value which becomes subject to the Lien of the Collateral Documents as After-Acquired Property;

               (iii) subject to the provisions of the Collateral Documents, abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of the Indenture or any of the Collateral Documents;

               (iv) surrendering or modifying any franchise, license or permit subject to the Lien of this Indenture or any of the Collateral Documents which it may own or under which it may be operating; alter, repair, replace, change the location or position of and add to its structures, machinery, systems, equipment, fixtures and appurtenances;

               (v) demolishing, dismantling, tearing down, scrapping or abandoning any Collateral if, as conclusively determined (absent manifest error) by the Board of Directors of the Company in its good faith opinion, such demolition, dismantling, tearing down, scrapping or abandonment is in the best interest of the Company;

               (vi) granting a non-exclusive license of any Intellectual Property; or

               (vii) abandoning any Intellectual Property that the Company or the relevant Guarantor, in its reasonable business judgment, concludes is obsolete and no longer used in the conduct of the business of the Company or the relevant Guarantor.

SECTION 10.07. Form and Sufficiency of Release.
               -------------------------------

         In the event that the Company or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that under the provisions of Section 10.05 or 10.06 may be sold, exchanged or otherwise disposed of by the Company or any Guarantor, and the Company or such Guarantor requests the Trustee to furnish a written disclaimer, release or quitclaim of any interest in such property under this Indenture, the applicable Guarantee and the Collateral Documents, upon being satisfied that the Company or such Guarantor is selling, exchanging or otherwise disposing of the Collateral in accordance with the provisions of Section 10.05 or 10.06 (which, in the case of Section 10.06, shall include receipt of (i) an Officers' Certificate by the Company or such Guarantor reciting the sale, exchange or other disposition made or proposed to be made and describing in reasonable detail the property affected thereby, and stating that such property is property which by the provisions of Section 10.06 may be sold, exchanged or otherwise disposed of or dealt with by the Company or such Guarantor without any release or consent of the Trustee and (ii) an Opinion of Counsel (which may, as to factual matters, rely upon such Officer's Certificate) stating that the sale, exchange or other disposition made or proposed to be made was duly taken by the Company or such Guarantor in conformity with a designated subsection of Section
10.06 and that the execution and form of such written disclaimer, release or quit-claim is appropriate under this Section 10.07), the Trustee shall execute, acknowledge and deliver to the Company or such Guarantor such an instrument in the form provided by the Company, and providing for release without recourse, promptly after satisfaction of the conditions set forth herein for delivery of any such release and shall take such other action as the Company or such Guarantor may reasonably request in writing and as necessary to effect such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released shall be entitled to rely upon any release executed by the Trustee hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture and of the Collateral Documents.

SECTION 10.08. Purchaser Protected.
               -------------------

         No purchaser or grantee of any property or rights purporting to be released shall be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority.

SECTION 10.09. Authorization of Actions to Be Taken by the Trustee Under the
               -------------------------------------------------------------
               Collateral Documents.
               ---------------------

         Subject to the provisions of the Collateral Documents:

               (a) the Trustee may, in its sole discretion and without the consent of the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Collateral Documents and (ii) collect and receive any and all amounts payable in respect of the obligations of the Company and the Guarantors hereunder and under the Collateral Documents; and

               (b) the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Holders or of the Trustee).

               (c) In connection with any Indebtedness of the Company or its Subsidiaries incurred in compliance with this Indenture, the Trustee shall have the authority to enter into customary intercreditor agreements with respect to the Notes and the Guarantees.

SECTION 10.10. Authorization of Receipt of Funds by the Trustee Under the
               ----------------------------------------------------------
               Collateral Documents.
               ---------------------

         The Trustee is authorized to receive any funds for the benefit of Holders distributed under the Collateral Documents, to apply such funds as provided in this Indenture and the Collateral Documents, and to make further distributions of such funds to the Holders in accordance with the provisions of
Article 11 and the other provisions of this Indenture.

SECTION 10.11. Powers Exercisable by Receiver or Trustee.
               -----------------------------------------

         In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 10 upon the Company or any Guarantor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or any Guarantor, as applicable, or of any officer or officers thereof required by the provisions of this Article 10.

                                   ARTICLE 11

                           APPLICATION OF TRUST MONIES

SECTION 11.01. Collateral Account and Construction Disbursement Account.
               --------------------------------------------------------

         (a) On the Issue Date there shall be established and, at all times hereafter until this Indenture shall have terminated, there shall be maintained with the Trustee the Collateral Account. The Collateral Account shall be established and maintained by the Trustee at its Corporate Trust Office. Except as provided in paragraph (b) of this Section 11.01, all Trust Monies which are received by the Trustee shall be deposited in the Collateral Account and thereafter shall be held by and under the sole dominion and control of the Trustee for its benefit and for the benefit of the Holders as a part of the Collateral and, upon any entry upon or sale or other disposition of the Collateral or any part thereof pursuant to any of the Collateral Documents, said Trust Monies shall be applied in accordance with Section 6.10; but prior to any such entry, sale or other disposition, all or any part of the Trust Monies held by the Trustee may be withdrawn, and shall be released, paid or applied by the Trustee in accordance with the terms of this Article.

         (b) On the Issue Date there shall be established and, at all times hereafter until the Disbursement Agreement shall have terminated, there shall be maintained with the Trustee the Construction Disbursement Account. The Construction Disbursement Account shall be established and maintained by the Trustee at its Corporate Trust Office. All monies which are received by the Trustee for deposit in the Construction Disbursement Account shall be deposited in such Account and thereafter shall be held by and under the sole dominion and control of the Trustee for its benefit and for the benefit of the Holders as a part of the Collateral and, upon any entry upon or sale or other disposition of the Collateral or any part thereof pursuant to any of the Collateral Documents, said monies shall be applied in accordance with Section 6.10; but prior to any such entry, sale or other disposition, all or any part of the monies held by the Trustee in the Construction Disbursement Account may be withdrawn, and shall be released, paid or applied by the Trustee in accordance with the terms of the Disbursement Agreement.

         (c) So long as no Event of Default shall have occurred and be continuing, the Company shall be entitled, upon written request to the Trustee, to obtain a release of all interest or dividends accrued, earned or paid on funds including Cash Equivalents in the Construction Disbursement Account.

SECTION 11.02. Withdrawal of Net Loss Proceeds.
               -------------------------------

         To the extent that any Trust Monies consist of Net Loss Proceeds, such Trust Monies may be withdrawn by the Company and shall be paid by the Trustee upon a request in the form of an Officers' Certificate delivered to the Trustee to reimburse the Company or the applicable Guarantor for expenditures made, or to pay costs incurred, by the Company or such Guarantor in connection with the repair, rebuilding or replacement of or substitution for the Collateral destroyed, damaged or taken, upon receipt by the Trustee of the following:

               (a) An Officers' Certificate, dated not more then 30 days prior to the date of the application for the withdrawal and payment of such Trust Monies setting forth:

                    (i) that expenditures have been made, or costs incurred by the Company or such Guarantor, as the case may be, in a specified amount in connection with certain repairs, rebuildings and replacements of or substitution for the Collateral, which shall be briefly described, and stating the Fair Market Value thereof to the Company or such Guarantor at the date of the acquisition thereof by the Company or such Guarantor;

                    (ii) that no part of such expenditures or costs that are the subject of such withdrawal request has been or is being made the basis for the withdrawal of any Trust Monies in any previous or then pending application pursuant to this Section 11.02;

                    (iii) that no part of such expenditures or costs that are
               the subject of such withdrawal request has been paid out of the proceeds of insurance upon any part of the Collateral not required to be paid to the Trustee under the Collateral Documents;

                    (iv) that there is no outstanding Indebtedness, other than costs for which payment is being requested and retainage, known to the Company, after due inquiry, for the purchase price or construction of such repairs, rebuildings or replacements, or for labor, wages, materials or supplies in connection with the making thereof, which, if unpaid, might become the subject of a vendor's, mechanic's, laborer's, materialman's, statutory or other similar Lien upon any such repairs, rebuildings or replacement, which Lien might, in the opinion of the signers of such Officers' Certificate, materially impair the security afforded by such repairs, rebuildings or replacements;

                    (v) that the Company or such Guarantor has, or will have
               following the payment to the Company of the requested withdrawal Trust Monies, title to such repairs, rebuildings and replacements that is substantially similar to its title to the property destroyed, damaged or taken and that any Liens upon such repairs, rebuildings and replacements or substitutions are expressly permitted by this Indenture and the applicable Collateral Documents;

                    (vi)that no Default or Event of Default shall have occurred and be continuing; and

                    (vii)that all conditions precedent herein provided for
               relating to such withdrawal and payment have been complied with;

          (b) All documentation required under the TIA (including, without limitation, TIAss. 314(d));

          (c) (i) In case any part of such repairs, rebuildings or replacements or substitutions constitutes Real Property:

     (A) with respect to any such repairs, rebuildings or replacements or substitutions that are not encompassed within or are not erected upon Mortgaged Property, an instrument or instruments in recordable form sufficient for the Lien of any applicable Mortgage to cover such repairs, rebuildings or replacements or substitutions which, if such repairs, rebuildings or replacements or substitutions include leasehold or easement interests, shall include normal and customary provisions with respect thereto and evidence of the filing of all such documents as may be necessary to perfect such Liens;

     (B) in the event such repairs, rebuildings or replacements or substitutions have a Fair Market Value in excess of $500,000, a policy of title insurance (or a commitment to issue title insurance) insuring that the Lien of any applicable Mortgage constitutes a valid and perfected mortgage Lien on such repairs, rebuildings or replacements to the extent that such repairs, rebuildings or replacements extend beyond the exterior configuration of any improvement (subject to no Liens other than Permitted Liens) in an aggregate amount equal to the Fair Market Value of such repairs, rebuildings or replacements or other investments, together with such endorsements and other opinions as are contemplated by Section 10.01(b), or with respect to any such repairs, rebuildings or replacements that are encompassed within or are erected upon Real Property subject to the Lien of a Mortgage, an endorsement to the title insurance policy issued pursuant to Section 10.01(b) regarding the affected Real Property confirming that such repairs, rebuildings or replacements are encumbered by the Lien of the applicable Mortgage (subject to no Liens other than Permitted Liens);

     (C) in the event such repairs, rebuildings or replacements or substitutions have a Fair Market Value in excess of $500,000 and affect the exterior configuration of an improvement, a Survey with respect thereto; and

     (D) evidence of payment or a closing statement indicating payments to be made by the Company or the applicable Guarantor of all title insurance premiums, recording charges, and/or transfer taxes, if any, and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject such repairs, rebuildings or replacements to the Lien of any applicable Collateral Document to perfect such Lien; and

          (ii) in case any part of such repairs, rebuildings or replacements or substitutions constitutes personal property interests:

     (A) if necessary, an instrument sufficient for the Lien of any applicable Collateral Document to cover such repairs, rebuildings or replacements; and

     (B) evidence of payment or a closing statement indicating payments to be made by the Company or the applicable Guarantor of all filing fees, recording charges and/or transfer taxes, if any, and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject such repairs, rebuildings or replacements to the Lien of any Collateral Document; and

          (d) An Opinion of Counsel substantially stating that the instruments that have been or are therewith delivered to the Trustee conform to the requirements of this Indenture and the other Collateral Documents, and that, upon the basis thereof and the accompanying documents specified in this Section 11.02, all conditions precedent herein provided for relating to such withdrawal and payment have been complied with, and the Trust Monies whose withdrawal is then requested may be paid over under this
     Section 11.02.

Upon compliance with the foregoing provisions of this Section 11.02 and Section 11.01, the Trustee shall, upon receipt of a Company written request, pay an amount of Net Loss Proceeds constituting Trust Monies equal to the amount of the expenditures or costs stated in the Officers' Certificate required by clause (i) of paragraph (a) of this Section 11.02, or the Fair Market Value to the Company or the applicable Guarantor of such repairs, rebuildings and replacements or substitutions stated in such Officers' Certificate (or in an independent appraiser's or independent financial advisor's certificate, if required by the
TIA), whichever is less.

SECTION 11.03. Withdrawal of Net Proceeds to Fund an Asset Sale Offer
               ------------------------------------------------------
               and Net Loss Proceeds to Fund a Event of Loss Offer.
               ----------------------------------------------------

         (a) To the extent that any Trust Monies consist of Net Proceeds received by the Trustee pursuant to the provisions of Section 4.11 hereof and an Asset Sale Offer has been made in accordance therewith, such Trust Monies may be withdrawn by the Company and shall be paid by the Trustee to the Paying Agent for application in accordance with Section 4.11 upon a Company Notice to the Trustee and upon receipt by the Trustee of the following:

          (i) An Officers' Certificate, dated not more than three days prior to the Asset Sale Purchase Date stating:

     (A) that no Default or Event of Default shall have occurred and be continuing;

     (B) (x) that such Trust Monies constitute Net Proceeds, (y) that pursuant to and in accordance with Section 4.11, the Company has made an Asset Sale Offer and (z) the amount of Excess Proceeds to be applied to the repurchase of the Notes pursuant to the Asset Sale Offer;

     (C)  the Asset Sale Purchase Date; and

     (D) if necessary, an instrument sufficient for the Lien of any applicable Collateral Document to cover such repairs, rebuildings or replacements; and

          (ii) All documentation, if any, required under TIAss. 314(d).

          (iii) Upon compliance with the foregoing provisions of this Section 11.03, the Trustee shall apply the Trust Monies as directed and specified by such Company Notice, subject to Section 4.11(a).

         (b) To the extent that any Trust Monies consist of Net Loss Proceeds received by the Trustee pursuant to the provisions of Section 4.16 hereof and an Event of Loss Offer has been made in accordance therewith, such Trust Monies may be withdrawn by the Company and shall be paid by the

Trustee to the Paying Agent for application in accordance with Section 4.16 upon a written notice to the Trustee and upon receipt by the Trustee of the following:

               (i) An Officers' Certificate, dated not more than three days prior to the Excess Loss Proceeds Payment Date stating:

          (A) that no Default or Event of Default shall have occurred and be continuing;

          (B) (x) that such Trust Monies constitute Net Loss Proceeds, (y) that pursuant to and in accordance with Section 4.16, the Company has made an Event of Loss Offer and (z) the amount of Excess Loss Proceeds to be applied to the repurchase of the Notes pursuant to the Event of Loss Offer;

          (C)  the Excess Loss Proceeds Payment Date; and

          (D) if necessary, an instrument sufficient for the Lien of any applicable Collateral Document to cover such repairs, rebuildings or replacements; and

               (ii) All documentation, if any, required under TIAss. 314(d).

               (iii) Upon compliance with the foregoing provisions of this
          Section 11.03(b), the Trustee shall apply the Trust Monies as directed and specified by such Company Notice, subject to Section 4.16.

SECTION 11.04. Withdrawal of Trust Monies for Investment in Replacement Assets.
               ---------------------------------------------------------------

         In the event the Company intends to reinvest Net Proceeds of an Asset Sale in Replacement Assets (the "Released Trust Monies"), such Net Proceeds constituting Trust Monies may be withdrawn by the Company and shall be paid by the Trustee to the Company upon a Company Notice to the Trustee and upon receipt by the Trustee of the following:

               (a) a notice signed by the Company which shall (i) refer to this
          Section 11.04, (ii) contain all documents referred to below, (iii) describe with particularity the Released Trust Monies and (iv) describe with particularity the Replacement Assets to be invested in with respect to the Released Trust Monies;

               (b) An Officers' Certificate certifying that (i) such Trust Monies constitute Net Proceeds, (ii) the release of the Released Trust Monies complies with the terms and conditions of this Indenture, (iii) there is no Default or Event of Default (both before and after investing in the Replacement Asset) in effect or continuing on the date thereof, (iv) the release of the Released Trust Monies shall not result in a Default or Event of Default hereunder and (v) all conditions precedent herein to such release have been complied with;

               (c) All documentation required under the TIA (including, without limitation, TIAss. 314(d));

               (d) If the Replacement Asset proposed for investment is Real Property, the Company or the appropriate Guarantor shall also deliver to the Trustee:

                    (i) an instrument or instruments in recordable form
               sufficient for the Lien of any applicable Mortgage to cover such Real Property which, if the Real Property is a leasehold or easement interest, shall include normal and customary provisions with respect thereto;

                    (ii) a policy of title insurance (or a commitment to issue title insurance) insuring that the Lien of any applicable Mortgage constitutes a valid and perfected mortgage Lien on such Real Property (subject to no Liens other than Permitted Liens) in an aggregate amount equal to the Fair Market Value of the Real Property, together with an Officers' Certificate stating that any specific exceptions to such title insurance are Permitted Liens, together with such endorsements and other opinions as are contemplated by Section 10.02(b);

                    (iii) in the event the Fair Market Value of the Real
               Property is in excess of $500,000, a Survey with respect thereto; and

                    (iv) evidence of payment or a closing statement indicating payments to be made by the Company or the appropriate Guarantor of all title premiums, recording charges, and/or transfer taxes, if any, and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject the Real Property to the Lien of any applicable Collateral Document to perfect such Lien;

               (e) If the Replacement Asset is a personal property interest, the Company or the appropriate Guarantor shall deliver to the Trustee:

                    (i) financing statements and other instruments in form
               sufficient to perfect the Lien of any applicable Collateral Document on such personal property interest; and

                    (ii) evidence of payment or a closing statement indicating payments to be made by the Company or the appropriate Guarantor of all filing fees, recording charges and/or transfer taxes, if any, and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject the Replacement Asset to the Lien of any Collateral Document; and

               (f) An Opinion of Counsel stating that the documents that have been or are therewith delivered to the Trustee in connection with an investment in Replacement Assets conform to the requirements of this Indenture and that all conditions precedent herein provided for relating to such application of Trust Monies have been complied with.

         Upon compliance with the foregoing provisions, the Trustee shall apply the Released Trust Monies as directed and specified by the Company in writing.

SECTION 11.05. Investment of Trust Monies.
               --------------------------

         So long as no Default or Event of Default shall have occurred and be continuing, all or any part of any Trust Monies held by the Trustee shall from time to time be invested or reinvested by the Trustee in any Cash Equivalents pursuant to a Company request in the form of an Officers' Certificate, which shall specify the Cash Equivalents in which such Trust Monies shall be invested and shall certify that such investments constitute Cash Equivalents and the Trustee shall sell any such Cash Equivalent only upon receipt of such a Company request specifying the particular Cash Equivalent to be sold. So long as no Default or Event of Default has occurred and is continuing, any interest or dividends accrued, earned or paid on such Cash Equivalents (in excess of any accrued interest or dividends paid at the time of purchase) that may be received by the Trustee shall be forthwith paid to the Company. Such Cash Equivalents shall be held by the Trustee as a part of the Collateral, subject to the same provisions hereof as the cash used by it to purchase such Cash Equivalents.

         The Trustee shall not be liable or responsible for any loss resulting from such investments or sales except only for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct in complying with this Section 11.05.

SECTION 11.06. Use of Trust Monies; Retirement of Notes.
               ----------------------------------------

         The Trustee shall apply Trust Monies not required to be applied to fund an Asset Sale Offer or Event of Loss Offer or required to be held pending application to the acquisition of Replacement Assets from time to time to the payment of the principal of, premium, and interest and Liquidated Damages on, any Notes, on any Interest Payment Date, Redemption Date or the Maturity Date or to the redemption thereof or the purchase thereof upon tender or in the open market or at private sale or upon any exchange or in any one or more of such ways, including, without limitation, pursuant to a Change of Control Offer, as the Company shall request in writing, upon receipt by the Trustee of the following:

               (a) Board Resolutions of the Company directing the application pursuant to this Section 11.06 of a specified amount of Trust Monies and, (i) in case any such monies are to be applied to payment, designating the Notes so to be paid and, in case any such monies are to be applied to the purchase of Notes, prescribing the method of purchase, the price or prices to be paid and the maximum aggregate principal amount of Notes to be purchased and any other provisions of this Indenture governing such purchase and (ii) if any cash or Cash Equivalents are deposited with the Trustee for any such application, specifying the amount thereof;

               (b) an Officers' Certificate, dated not more than three days prior to the date of the relevant application stating

                    (i) that no Default or Event of Default exists unless such
               Default or Event of Default would be cured thereby; and

                    (ii) that all conditions precedent and covenants herein
               provided for relating to such application of Trust Monies have been complied with; and

               (c) an Opinion of Counsel stating all conditions precedent herein provided for relating to such application of Trust Monies have been complied with.

         Upon compliance with the foregoing provisions of this Section, the Trustee shall apply Trust Monies as directed and specified by such Board Resolution.

         A Board Resolution expressed to be irrevocable directing the application of Trust Monies under this Section 11.06 to the payment of the principal of, premium, interest and Liquidated Damages, if any, on the Notes shall for all purposes of this Indenture be deemed the equivalent of the deposit of money with the Trustee in trust for such purpose. Such Trust Monies and any cash deposited with the Trustee pursuant to paragraph (a)(ii) of this Section
11.06 shall not, after compliance with the foregoing provisions of this Section, be deemed to be part of the Collateral or Trust Monies.

SECTION 11.07. Disposition of Notes Retired.
               ----------------------------

         All Notes received by the Trustee and for whose purchase Trust Monies are applied under Section 11.06, if not otherwise canceled, shall be promptly delivered to the Trustee for cancellation and destruction in accordance with the Trustee's customary procedures.

                                   ARTICLE 12

                                   GUARANTEES

SECTION 12.01. Guarantees.
               ----------

         Subject to the provisions of this Article 12, each Guarantor, jointly and severally with each other Guarantor, hereby fully and unconditionally Guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (a) the principal of, and premium and interest and Liquidated Damages, if any, on the Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on overdue principal, and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or under the Notes or under the Collateral Documents (including fees, expenses or other obligations) shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise (collectively, the "Guarantee Obligations"). Failing payment when due of any Guarantee Obligation or failing performance of any other obligation of the Company to the Holders, for whatever reason, each Guarantor shall be obligated to pay, or to perform or to cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Guarantee, and shall entitle the Trustee or the Holders to accelerate the Guarantee Obligations of each Guarantor hereunder in the same manner and to the same extent as the Company Obligations. Each Guarantor hereby agrees that its Guarantee Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any thereof, the entry of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives and relinquishes: (a) any right to require the Trustee, the Holders or the Company (each, a "Benefited Party") to proceed against the Company, the Subsidiaries or any other person or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in any secured party's power before proceeding against such Guarantor; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of the Guarantors, the Company, the Subsidiaries, any Benefited Party, any creditor of the Guarantors, the Company or the Subsidiaries or on the part of any other person whomsoever in connection with any obligations the performance of which are hereby guaranteed;
(d) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against the Guarantors for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefited Party's election in any proceeding instituted under the Bankruptcy Law of the application of Section 1111(b)(2) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. The Guarantors hereby covenant that the Guarantees shall not be discharged except by payment in full of all Guarantee Obligations, including the principal, premium, if any, and interest on the Notes and all other costs provided for under this Indenture, the Collateral Documents or as provided in Section 8.01.

         If any Holder or the Trustee is required by any court or otherwise to return to either the Company or the Guarantors, or any trustee or similar official acting in relation to either the Company or the Guarantors, any amount paid by the Company or the Guarantors to the Trustee or such Holder, the Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Guarantors agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guarantee Obligations hereby until payment in full of all such obligations. Each Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations, and (y) in the event of any acceleration of such obligations as provided in Article 6 hereof, such Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of the Guarantee.

SECTION 12.02. Execution and Delivery of Guarantees.
               ------------------------------------

         To evidence the Guarantees set forth in Section 12.01 hereof, each of the Guarantors agrees that a notation of the Guarantees substantially in the form included in Exhibit A hereto shall be endorsed on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of the Guarantors by the President or one of the Vice Presidents of the Guarantors.

         Each of the Guarantors agree that the Guarantees set forth in this
Article 12 shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of the Guarantees.

         If an Officer whose facsimile signature is on a Note no longer holds that office at the time the Trustee authenticates the Note on which the Guarantees are endorsed, the Guarantees shall be valid nevertheless.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees set forth in this Indenture on behalf of the Guarantors.

SECTION 12.03. Guarantors May Consolidate, etc., on Certain Terms.
               --------------------------------------------------

         (a) Subject to the provisions of clause (b) below, no Guarantor shall, directly or indirectly, consolidate or merge with or into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties in one or more related transactions, to another person, unless:

          (1) the person formed by or surviving any such consolidation or merger (if other than such Guarantor) (the "Surviving Guarantor Entity") or the Guarantor, as the case may be, assumes all the obligations of the Guarantor under its Guarantee, this Indenture, the Registration Rights Agreement and the Collateral Documents pursuant to a Supplemental Indenture and other agreements in form and substance reasonably satisfactory to the Trustee;

          (2) immediately after giving effect to such transaction, no Default or Event of Default exists;

          (3) the Company shall, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.08(a);

          (4) the transaction would not result in the loss, suspension or material impairment of any material Gaming License;

          (5) the Surviving Guarantor Entity or the Guarantor, as the case may be, causes such amendments, supplements or other instruments to be filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Collateral Documents on the Collateral owned by or transferred to the Surviving Guarantor Entity, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the UCC of the relevant states;

          (6) the Collateral owned by or transferred to the Surviving Guarantor Entity shall:

               (i)continue to constitute Collateral under this Indenture and the Collateral Documents,

               (ii)be subject to the Lien in favor of the Trustee for the benefit of the Holders, and

               (iii)not be subject to any Lien other than Permitted Liens; and

          (7) the property of the person which is merged or consolidated with or into the Surviving Guarantor Entity, to the extent that they are property of the types which would constitute Collateral under the Collateral Documents, shall be treated as After-Acquired Property and the Surviving Guarantor Entity shall take such action as may be reasonably necessary to cause such property to be made subject to the Lien of the Collateral Documents in the manner and to the extent required in this Indenture;

provided that the provisions of clauses (1) and (3) above shall not apply to the merger of two or more Guarantors with and into each other or the merger of any Guarantor into the Company.

         The Trustee, subject to the provisions of Section 12.04 hereof, shall be entitled to receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption of Guarantee Obligations, comply with the provisions of this
Section 12.03. Such Officers' Certificate and Opinion of Counsel shall comply with the provisions of Section 12.05.

         (b) Except to the extent such transaction would not be allowed by this
Article 12, in the event of:

          (x) a sale or other disposition of all or substantially all of the property of any Guarantor, by way of merger, consolidation or otherwise; or

          (y) a sale or other disposition of all of the Equity Interests of any Guarantor, in each case to a person which is not the Company or a Subsidiary or an Affiliate of the Company;

then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Equity Interests of such Guarantor) or the person acquiring the property (in the event of a sale or other disposition of all or substantially all of the property of such Guarantor) shall be released and relieved of any obligations under its Guarantee, this Indenture and the Collateral Documents; provided that:

          (1) the Net Proceeds of such sale or other disposition are applied in accordance with the provisions described in Section 4.11; and

          (2) all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of property or other Liens which secure, Indebtedness of the Company or any of its Subsidiaries, shall also terminate.

SECTION 12.04. Limitation of Guarantor's Liability.
               -----------------------------------

         Each Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the Guarantee Obligations of such Guarantor under this
Article 12 shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Guarantee Obligations of such other Guarantor under this Article 12, result in the Guarantee Obligations of such Guarantor under the Guarantee of such Guarantor not constituting a fraudulent transfer or conveyance.

SECTION 12.05. Application of Certain Terms and Provisions to the Guarantors.
               -------------------------------------------------------------

         (a) For purposes of any provision of this Indenture which provides for the delivery by any Guarantor of an Officers' Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.01 shall apply to such Guarantor as if references therein to the Company were references to such Guarantor.

         (b) Any request, direction, order or demand which by any provision of this Indenture is to be made by any Guarantor, shall be sufficient if evidenced as described in Section 13.02 as if references therein to the Company were references to such Guarantor.

         (c) Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders to or on any Guarantor may be given or served as described in Section 13.02 as if references therein to the Company were references to such Guarantor.

         (d) Upon any demand, request or application by any Guarantor to the Trustee to take any action under this Indenture, such Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section 13.04 hereof as if all references therein to the Company were references to such Subsidiary Guarantor.

                                   ARTICLE 13

                                  MISCELLANEOUS

         SECTION 13.01.    Trust Indenture Act Controls.
                           ----------------------------

                  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control.

SECTION 13.02. Notices.
               -------

         Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

               If to the Company:

                    Resorts International Hotel and Casino, Inc.
                    1133 Boardwalk
                    Atlantic City, New Jersey  08401
                    Attention:  Joseph D'Amato
                    Telephone No.:(609) 340-7896
                    Telecopier No.:(609) 340-6547
               and a copy to:

                    Willkie Farr & Gallagher
                    787 Seventh Avenue
                    New York, New York  10019-6099
                    Attention:  William Hiller, Esq.
                    Telephone No.:  (212) 728-8000
                    Telecopier No.:  (212) 728-8111

                    If to the Trustee:

                    Bankers Trust Company
                    4 Albany Street, 4th Floor
                    New York, New York  10006

                    Attention: Corporate Trust and Agency Services Telephone No.: (201) 593-6870
                    Telecopier No.:  (201) 593-6443

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 13.03. Communication by Holders with Other Holders.
               -------------------------------------------

         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION 13.04. Certificate and Opinion as to Conditions Precedent.
               --------------------------------------------------

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 13.05. Statements Required in Certificate or Opinion.
               ---------------------------------------------

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

          (a) a statement that the person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been satisfied.

SECTION 13.06. Rules by Trustee and Agents.
               ---------------------------

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.07. No Personal Liability of Directors, Officers, Employees, Member,
               ----------------------------------------------------------------
 Partner, Incorporator and Stockholders.
 ---------------------------------------

         No past, present or future director, officer, employee, member, partner, incorporator or stockholder of the Company or any of its Subsidiaries, as such, shall have any liability for any obligations of the Company under the Notes, the Guarantees, this Indenture, the Registration Rights Agreement or the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 13.08. Governing Law.
               -------------

         THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES AND THE GUARANTEES.

SECTION 13.09. No Adverse Interpretation of Other Agreements.
               ---------------------------------------------

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10. Successors.
               ----------

         All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.11. Severability.
               ------------

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.12. Counterpart Originals.
               ---------------------

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.13. Table of Contents, Headings, etc.
               --------------------------------

         The Table of Contents, Cross Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 13.14. Gaming Authorities.
               ------------------

         Nothing in this Indenture shall require the Trustee to take any action contrary to the New Jersey Casino Control Act or any other Gaming Law or the rules, regulations or determinations promulgated by any Gaming Authority.

                                       [Signatures on following pages]

                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

                     ISSUER:

                     RESORTS INTERNATIONAL HOTEL AND
                     CASINO, INC.


                     By:  /s/ Joseph A. D'Amato
                          ---------------------------------------------------
                           Name:       Joseph D'Amato
                           Title:      Vice President

                     GUARANTORS:

                     RESORTS INTERNATIONAL HOTEL, INC.


                     By:  /s/ Joseph A. D'Amato
                          ----------------------------------------------------
                           Name:       Joseph D'Amato
                           Title:      Vice President and Secretary

                     NEW PIER OPERATING COMPANY, INC.


                     By:  /s/ Joseph A. D'Amato
                          ----------------------------------------------------
                           Name:       Joseph D'Amato
                           Title:      Vice President and Secretary

                     TRUSTEE:

                     BANKERS TRUST COMPANY, as Trustee


                     By:  /s/ Wanda Camacho
                          -----------------------------------------------------
                           Name:       Wanda Camacho
                           Title:      Vice President

                                                                       EXHIBIT A

         THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, AND TRANSFERS OF INTERESTS IN THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

         THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

                                 (Face of Note)

         FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE REGULATIONS THEREUNDER, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS NOTE, (1) THE ISSUE PRICE IS $976.86; (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $13.14; (3) THE ISSUE DATE IS MARCH 22, 2002; AND (4) THE YIELD TO MATURITY (COMPOUNDED SEMI-ANNUALLY) IS 12%.

                                             CUSIP No:  [                ]

                      11 1/2% First Mortgage Notes due 2009

No. [            ]                                       $

                  RESORTS INTERNATIONAL HOTEL AND CASINO, INC.

promises to pay to [         ] or registered assigns,

the principal sum of                             Dollars on September 15, 2009.

Interest Payment Dates: March 15 and September 15, commencing September 15, 2002

Record Dates:  March 1 and September 1

                               Dated:

                               RESORTS INTERNATIONAL HOTEL AND
                               CASINO, INC.


                               By:  _______________________________________
                                     Name:
                                     Title:

Certificate of Authentication:

This is one of the Global Notes referred to in the within-mentioned Indenture:

BANKERS TRUST COMPANY, as Trustee


By:  _________________________________
Authorized Signatory

Dated:

                                 (Back of Note)

                     11 1/2 % First Mortgage Notes due 2009

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. Interest. Resorts International Hotel and Casino, Inc., a Delaware
            ---------
corporation (the "Company"), promises to pay interest on the principal amount of this Note at 11 1/2 % per annum. The Company shall pay interest and Liquidated Damages, if any, semi-annually on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of this Note. The Company shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy
Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 2% per annum in excess of the rate then in effect; it shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

         2. Method of Payment. The Company shall pay interest on the Notes
            ------------------
(except defaulted interest) and Liquidated Damages to the persons who are registered Holders at the close of business on the March 1 or September 1 next preceding the Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture (as defined below) with respect to defaulted interest. The Notes shall be payable as to principal, premium, interest and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium and Liquidated Damages on all Global Notes and all other Notes the Holders of more than $1,000 in aggregate principal amount of Notes which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. Paying Agent and Registrar. Initially, Bankers Trust Company, the
            ---------------------------
Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

         4. Indenture. The Company issued the Notes under an Indenture dated as
            ----------
of March 22, 2002 ("Indenture") among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

         The obligations under the Indenture, the Disbursement Agreement, the Notes and the Guarantees thereof are secured by the Collateral described in the Collateral Documents, subject to the provisions of such documents. Holders are referred to the Collateral Documents for a statement of such terms.

         5. Optional Redemption. On or after March 15, 2007, the Company may
            --------------------
redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable Redemption Date, if redeemed during the 12-month period beginning on March 15 of the years indicated below:

                       Year                              Percentage
                       ----                              ----------
                       2007                                106.0%
                       2008                                103.0%
                       2009                                100.0%

         In addition, at any time on or prior to March 15, 2005, the Company may on one occasion redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 111.5% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date, with the net cash proceeds of any Equity Offering which results in gross proceeds to the Company of at least $20.0 million; provided that:

               (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding from the amount of Notes included in such 65% Notes held by the Company and its Subsidiaries); and

               (2) the redemption must occur within 60 days after the date of the closing of such Equity Offering.

         Except pursuant to the preceding paragraph and paragraph 7 below, the Notes shall not be redeemable at the Company's option prior to March 15, 2007.

         6. Mandatory Redemption. The Company shall not be required to make
            ---------------------
mandatory redemption payments with respect to the Notes.

         7. Mandatory Disposition in Accordance with Gaming Laws. If any Gaming
            -----------------------------------------------------
Authority requires that a Holder or beneficial owner of Notes be licensed, qualified or found suitable under any applicable Gaming Law and such Holder or beneficial owner (i) fails to apply for a license, qualification or a finding of suitability within 30 days (or such lesser period as may be required by the applicable Gaming Authority) after being requested to do so by the Gaming Authority or (ii) is denied such license or qualification or not found suitable, the Company shall have the right, at its option, (1) to require any such Holder or beneficial owner to dispose of its Notes within 30 days (or such earlier date as may be required by the applicable Gaming Authority) of the occurrence of the event described in clause (i) or (ii) above or (2) to redeem the Notes of such Holder or beneficial owner at a redemption price equal to the lesser of (x) the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority, (y) the price at which such Holder or beneficial owner acquired the Notes, together with accrued and unpaid interest and Liquidated Damages, if any, to the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority and
(z) the Fair Market Value of such Notes. The Company shall notify the Trustee in writing of any redemption pursuant to Section 3.09 of the Indenture as soon as practicable.

         Immediately upon a determination by a Gaming Authority that a Holder or beneficial owner of the Notes will not be licensed, qualified or found suitable, the Holder or beneficial owner will, to the extent required by applicable law, have no further rights (i) to receive any interest or dividends with respect to the Notes; or (ii) to exercise, directly or through any trustee or nominee, any right conferred by the Notes; or (iii) receive any remuneration in any form for services rendered or otherwise.

         The Holder or beneficial owner that is required to apply for a license, qualification or a finding of suitability shall pay all fees and costs of applying for and obtaining the license, qualification or finding of suitability and of any investigation by the applicable Gaming Authorities. Neither the Company nor any Subsidiary shall be liable therefor.

         8. Change of Control Offer. Upon the occurrence of a Change of Control,
            ------------------------
the Company shall offer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon to the date of purchase. Within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by the Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

         9. Denominations, Transfer, Exchange. The Notes are in registered form
            ----------------------------------
without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 Business Days before a selection of Notes to be redeemed.

         10. Persons Deemed Owners. The registered holder of a Note may be
             ----------------------
treated as its owner for all purposes.


         11. Amendment, Supplement and Waiver. Subject to certain exceptions,
             ---------------------------------
the Indenture, the Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing Default or noncompliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a

Note, the Indenture, the Guarantees or the Notes may be amended or supplemented, among other things, to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

         12. Defaults and Remedies. Events of Default are set forth in the
             ----------------------
Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and the Collateral Documents, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         13. Ranking and Security. The Notes shall be senior secured obligations
             ---------------------
of the Company and shall effectively rank senior to all of the Company's existing and future unsecured Indebtedness to the extent of the Collateral granted by the Company.

         The Company's Obligations under the Notes shall be unconditionally guaranteed on a senior basis, jointly and severally, by each of the Guarantors. The Guarantees shall be senior secured obligations of the Guarantors and shall effectively rank senior to all of the Guarantors' existing and future unsecured Indebtedness to the extent of the Collateral granted by such Guarantors.

                  Pursuant to the Collateral Documents, the Notes and the Guarantees shall be secured by a first priority Lien (subject to certain exceptions described therein) on the Collateral.

         14. Trustee Dealings with Company. The Trustee, in its individual or
             ------------------------------
any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         15. No Recourse Against Others. A past, present or future director,
             ---------------------------
officer, employee, incorporator member, partner or stockholder, of the Company and each Subsidiary, as such, shall not have any liability for any obligations of the Company under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         16. Authentication. This Note shall not be valid until authenticated by
             ---------------
the manual or facsimile signature of the Trustee or an authenticating agent.

         17. Abbreviations. Customary abbreviations may be used in the name of a
             --------------
Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         18. Additional Rights of Holders of Notes. In addition to the rights
             --------------------------------------
provided to Holders under the Indenture, Holders of Notes shall have all the rights set forth in the Registration Rights Agreement dated as of the Issue Date, among the Company and the Initial Purchasers.

         19. CUSIP Numbers. Pursuant to a recommendation promulgated by the
             --------------
Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company shall furnish to any Holder upon written request and without charge a copy of this Indenture, the Collateral Documents and/or the Registration Rights Agreement. Requests may be made to:

                              Resorts International Hotel and Casino, Inc.
                              1133 Boardwalk
                              Atlantic City, New Jersey  08401
                              Attention:  Joseph D'Amato
                              Telephone No.:  (609) 340-7896
                              Telecopier No.:  (609) 340-6547

                                    GUARANTEE

         The Guarantors listed below (hereinafter referred to as the "Guarantors," which term includes any successors or assigns under the Indenture and any additional Guarantors), have irrevocably and unconditionally guaranteed the Guarantee Obligations, which include that: (a) the principal of, and premium and interest and Liquidated Damages, if any, on the 11 1/2 First Mortgage Notes due 2009 (the "Notes") of Resorts International Hotel and Casino, Inc. (the "Company"), shall be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on overdue principal, and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or under the Notes or under the Collateral Documents (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

         The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 12 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee. The obligations are secured by a pledge of the Collateral pursuant to Articles 10 and 11 of the Indenture and the Collateral Documents.

         No past, present or future director, officer, employee, incorporator, member, partner or stockholder of each Guarantor shall have any liability under this Guarantee by reason of his or its status as such and each Holder of Notes by accepting a Note waivers and releases all such liability. This waiver and release are part of the consideration for the issuance of the Notes.

         Except as set forth in the Indenture, this is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Company's Obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not of collectibility.

         This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

         The obligations of each Guarantor under its Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

         THE TERMS OF ARTICLE 12 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

         Capitalized terms used herein have the same meanings given in this Indenture unless otherwise indicated.

Dated as of March 22, 2002


                       GUARANTORS:

                       RESORTS INTERNATIONAL HOTEL, INC.


                       By:
                            ------------------------------------------------
                            Name:
                            Title:


                       NEW PIER OPERATING COMPANY, INC.


                       By:
                            ------------------------------------------------
                            Name:
                            Title:

                                 Assignment Form

     To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


     ------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


     ------------------------------------------------------------------------


     ------------------------------------------------------------------------


     ------------------------------------------------------------------------


     ------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        -----------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:______________________

         Your Signature:
                         ------------------------------------------------------
                         (Sign exactly as your name appears on
                                the face of this Note)

         Signature Guarantee.

                       Option of Holder to Elect Purchase

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.11, 4.14 or 4.16 of the Indenture, check the box below:

         [__] Error! Switch argument not specified. Section 4.11
[__] Error!  Switch argument not specified. Section 4.14
[__] Error! Switch argument not specified. Section 4.16

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.11, 4.14 or 4.16 of the Indenture, state the amount you elect to have purchased: $___________

Date:                       Your Signature:
     -------------------                     ----------------------------------
                            (Sign exactly as your name appears on the Note)

                                Tax Identification No.:
                                                        -----------------------

Signature Guarantee:
                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE


         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Certificated Note, or exchanges of a part of another Global Note or Certificated Note for an interest in this Global Note, have been made:


                                                                            Principal Amount of        Signature of
                        Amount of decrease in    Amount of increase in         this Global          authorized officer of
                        Principal Amount of       Principal Amount of     following such decrease      Trustee or Note
   Date of Exchange       this Global Note        this Global Note            (or increase)               Custodian
   ----------------       ----------------        ----------------            -------------               ---------


                                    EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

         Re: Resorts International Hotel and Casino, Inc. (the "Company") 11 1/2 % First Mortgage Notes due 2009 (the "Notes")
                  ----------------------------------------------------

         This Certificate relates to $_______ principal amount of Notes held in the form of* ___ a beneficial interest in a Global Note or* _______ Certificated Notes by ______ (the "Transferor").

The Transferor:

         [__] has requested by written order that the Registrar deliver in exchange for its beneficial interest in the Global Note held by the Depository a Certificated Note or Certificated Notes in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

         [__] has requested by written order that the Registrar exchange or register the transfer of a Certificated Note or Certificated Notes.

         In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Notes and the restrictions on transfers thereof as provided in Section 2.16 of such Indenture, and that the transfer of the Notes does not require registration under the Securities Act of 1933, as amended (the "Securities Act"), because*:

         [__] Such Note is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.16 of the Indenture).

         [__] Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), in reliance on Rule 144A.

         [__] Such Note is being transferred to an institutional "accredited investor" (within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act) which delivers a certificate to the Trustee in the form of Exhibit C to the Indenture.

         [__] Such Note is being transferred in reliance on Regulation S under the Securities Act and a transfer certificate for Regulation S transfers in the form of Exhibit D to the Indenture accompanies this certification. [An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.]

         [__] Such Note is being transferred in reliance on Rule 144 under the Securities Act. [An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.]

         [__] Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144 under the Securities Act to a person other than an institutional "accredited investor." [An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.]

                                    -------------------------------------------
                                    [INSERT NAME OF TRANSFEROR]


                                    By:
                                         --------------------------------------
                                                    [Authorized Signatory]

Date:
     -----------------------------------
*Check applicable box.

                                    EXHIBIT C

                   Form of Transferee Letter of Representation
                   -------------------------------------------

Bankers Trust Company
4 Albany Street, 4th Floor
New York, New York 10006

Attention:  Corporate Trust and Agency Services

Ladies and Gentlemen:

         This certificate is delivered to request a transfer of $________ principal amount of the 11 1/2% First Mortgage Notes due 2009 of Resorts International Hotel and Casino, Inc. (the "Company"), and any guarantee thereof (the "Notes"). Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

                  Name:
                         -----------------------------------------------------
                  Address:
                            --------------------------------------------------
                  Taxpayer ID Number:
                                       ---------------------------------------

         The undersigned represents and warrants to you that:

         1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933 (the "Securities Act")) purchasing Notes for our own account or for the account of such an institutional "accredited investor" and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         2. We acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary.

         3. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes that we shall not prior to the date (the "Resale Restriction Termination Date") that is two years after the later of the original issuance of the Notes and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) offer, sell or otherwise transfer such Notes except (a) to the Company or any subsidiary of the Company, (b) inside the United States to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act (c) inside the United States to an "institutional accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S.

broker-dealer) to the Trustee a signed letter substantially in the form of this letter (d) outside the United States in an offshore transaction in compliance with Rule 904 under the Securities Act (e) pursuant to any other available exemption from the registration requirements of the Securities Act or (f) pursuant to an effective registration statement under the Securities Act. We acknowledge that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the applicable Notes pursuant to clause (c) or (e) above to require the delivery of an Opinion of Counsel, certification and/or other information satisfactory to the Company and the Trustee.

         We understand that the Trustee shall not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Company and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that any Notes purchased by us shall be in the form of definitive physical certificates and that such certificates shall bear a legend reflecting the substance of paragraph 3 of this letter. We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that transfers of such Notes are restricted as stated herein and that certificates representing such Notes shall bear a legend to that effect.

         We represent that the Company and the Trustee and others are entitled to rely upon the truth and accuracy of our acknowledgments, representations and agreements set forth herein, and we agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein cease to be accurate and complete. You are also irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

         We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any investor account for which we are acting as fiduciary agent.

         As used herein, the terms "offshore transaction," "United States" and "U.S. Person" have the respective meanings given to them in Regulation S under the Securities Act.

         THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Dated:                                    TRANSFEREE:
        ---------------


                                          By:
                                              ---------------------------------

                                    EXHIBIT D

                            Form of Certificate To Be
                             Delivered in Connection
                           with Regulation S Transfers

                                                         ---------------, ----

Bankers Trust Company
Bankers Trust Company
4 Albany Street, 4th Floor
New York, New York 10006

Attention:  Corporate Trust and Agency Services

Re:      Resorts International Hotel and Casino, Inc.'s
         11 1/2 % First Mortgage Notes due 2009 (the "Notes")
         ----------------------------------------------------

Ladies and Gentlemen:

         In connection with our proposed sale of $__________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

               (1) the offer of the Notes was not made to a person in the United States;

               (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

               (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S, as applicable;

               (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

               (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S.

                              Very truly yours,

                              [Name of Transferor]

                              By:
                                ------------------------------------------------



                                      D-2